                                                          EXHIBIT 10.27


                                                          EXECUTION COPY



===============================================================================



                           THIRD AMENDED AND RESTATED

                    LETTER OF CREDIT AND GUARANTY AGREEMENT


                           Dated as of August 1, 1994


                                     Among


                          FOOTHILL CAPITAL CORPORATION


                                      and


                                  UNION BANK,


                          as Agent and as Issuing Bank


                                AND OTHER BANKS



===============================================================================

                               TABLE OF CONTENTS

Section                                                                           Page
- -------                                                                           ----

                                   ARTICLE I

                                  DEFINITIONS

1.01.  Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
1.02.  Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . .   21
1.03.  Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . .   22


                                  ARTICLE II

                        AMOUNT AND TERMS OF LETTERS OF
                       CREDIT AND PARTICIPATIONS THEREIN

2.01.  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
2.02.  Issuing the Letters of Credit  . . . . . . . . . . . . . . . . . . . . .   22
2.03.  Participations Purchased by Banks  . . . . . . . . . . . . . . . . . . .   22
2.04.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
2.05.  Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . .   25
2.06.  Payments and Computations  . . . . . . . . . . . . . . . . . . . . . . .   25
2.07.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
2.08.  Extension of Termination Date  . . . . . . . . . . . . . . . . . . . . .   28
2.09.  Evidence of Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
2.10.  Indemnification; Nature of the Issuing Bank's Duties . . . . . . . . . .   29
2.11.  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
2.12.  Sharing of Payments, Etc . . . . . . . . . . . . . . . . . . . . . . . .   32
2.13.  Uniform Customs and Practice . . . . . . . . . . . . . . . . . . . . . .   32


                                  ARTICLE III

                                   GUARANTY

3.01.  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
3.02.  Notice of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
3.03.  Guaranty Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
3.04.  Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
3.05.  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
3.06.  Continuing Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . .   34


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

4.01.  Conditions Precedent to New Effective Date . . . . . . . . . . . . . . .   34
4.02.  Conditions Precedent to Issuance of each Letter of Credit  . . . . . . .   35

Section                                                                            Page
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
                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

5.01.  Status and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
5.02.  Organizational Status of Subsidiaries  . . . . . . . . . . . . . . . . . .  36
5.03.  Location of Offices, Books and Records . . . . . . . . . . . . . . . . . .  36
5.04.  Organizational Power and Authority . . . . . . . . . . . . . . . . . . . .  37
5.05.  Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  37
5.06.  Absence of Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
5.07.  No Burdensome Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  38
5.08.  No Material Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .  38
5.09.  Good Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . .  39
5.10.  Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
5.11.  Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
5.12.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
5.13.  Taxes and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
5.14.  Trademarks, Patents, Etc . . . . . . . . . . . . . . . . . . . . . . . . .  40
5.15.  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
5.16.  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . .  41
5.17.  Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
5.18.  Environmental Laws, Etc  . . . . . . . . . . . . . . . . . . . . . . . . .  42
5.19.  No Default or Event of Default; Compliance with Instruments  . . . . . . .  43
5.20.  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
5.21.  Use of Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
5.22.  No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . .  43
5.23.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
5.24.  Ownership and Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .  44
5.25.  Partnerships and Other Affiliated Entities . . . . . . . . . . . . . . . .  44
5.26.  Other Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
5.27.  Account Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
5.28.  Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
5.29.  Letter of Credit Liability . . . . . . . . . . . . . . . . . . . . . . . .  45
5.30.  Foothill Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS

6.01.  Reporting and Information Requirements . . . . . . . . . . . . . . . . . .  45
6.02.  Taxes and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
6.03.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
6.04.  Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
6.05.  Properties in Good Condition . . . . . . . . . . . . . . . . . . . . . . .  49
6.06.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
6.07.  Pay Indebtedness and Perform Other Covenants . . . . . . . . . . . . . . .  49
6.08.  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
6.09.  Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . .  50
6.10.  Environmental Laws, Etc  . . . . . . . . . . . . . . . . . . . . . . . . .  50
6.11.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51


Section                                                                           Page
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
6.12.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
6.13.  Maintain Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
6.14.  Foothill Credit Analysis . . . . . . . . . . . . . . . . . . . . . . . . .  52


                                 ARTICLE VII

                             FINANCIAL COVENANTS

7.01.  Adjusted Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . .  52
7.02.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
7.03.  Unused Committed Bank Credit Facilities  . . . . . . . . . . . . . . . . .  53
7.04.  Purchased Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
7.05.  Industry Concentration . . . . . . . . . . . . . . . . . . . . . . . . . .  53
7.06.  Settlement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .  53


                                 ARTICLE VIII

                              NEGATIVE COVENANTS

8.01.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
8.02.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
8.03.  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
8.04.  Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
8.05.  Merger, Consolidation, Sale and Transfers of Assets  . . . . . . . . . . .  58
8.06.  Permitted Business . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
8.07.  Amendments of Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  59
8.08.  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . .  59
8.09.  Inconsistent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .  60
8.10.  Borrower Concentration . . . . . . . . . . . . . . . . . . . . . . . . . .  61
8.11.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
8.12.  Consolidated Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . .  61
8.13.  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . .  61


                                  ARTICLE IX

                              EVENTS OF DEFAULT

9.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61


                                  ARTICLE X

                          THE AGENT AND ISSUING BANK

10.01.  Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . .  65
10.02.  Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . . . . . . . . .  65
10.03.  Union and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . .  66
10.04.  Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . .  66
10.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
10.06.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67



Section                                                                            Page
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
                                  ARTICLE XI

                                MISCELLANEOUS

11.01.  Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
11.02.  Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
11.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
11.04.  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
11.05.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
11.06.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
11.07.  Assignments and Participations  . . . . . . . . . . . . . . . . . . . . .  70
11.08.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . .  72
11.09.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
11.10.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
11.11.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  73
11.12.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
11.13.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . .  73


Exhibit A -   Form of Notice for Extension of Termination
              Date (Section 2.08)                                                 A-1

Exhibit B -   Form of Opinion of Counsel to Foothill                              B-1

Exhibit C -   Form of Assignment and Acceptance
              (Section Sections 1.01, 11.07(d))                                   C-1

Schedule I    Foothill Capital Corporation Subsidiary (Section 5.02)
Schedule II   Location of Books and Records (Section 5.03)
Schedule III  Intercompany Tax Allocation Policy (Sections 5.13, 8.08(b))
Schedule IV   Certain Transactions with Affiliates (Section 8.08(c))
Schedule V    Permitted Senior Debt (Section 1.01)
Schedule VI   Permitted Subordinated Debt (Section 1.01)

        THIS THIRD AMENDED AND RESTATED LETTER OF CREDIT AND GUARANTY AGREEMENT dated as of August 1, 1994 is among:

                 (i) FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"),

                 (ii) The banks listed on the signature pages of this Agreement under the heading "Banks" (initially, only Union Bank, but to be referred to herein as the "Initial Banks"), and

                 (iii) UNION BANK, a California banking corporation, ("Union"), as agent for the Banks and the Issuing Bank (such agent and any successor agent appointed pursuant to Section 10.01 being hereinafter referred to as the "Agent") hereunder.


                 PRELIMINARY STATEMENTS.

                 (1) Foothill has requested (A) Union, as the issuer of the Letters of Credit (as hereinafter defined) hereunder (Union as such issuer being the "Issuing Bank") to issue Letters of Credit (as hereinafter defined) for the account of the Account Parties (as hereinafter defined) from time to time in an aggregate amount not to exceed at any time the Letter of Credit Commitment (as hereinafter defined) on the terms and conditions set forth herein and (B) each of the Banks other than Union to buy and receive from the Issuing Bank, and the Issuing Bank to sell and assign to each of such Banks, an undivided interest and participation in each Letter of Credit and all Letter of Credit Liability (as hereinafter defined) relating to such Letter of Credit, on the terms and conditions set forth herein.

                 (2) In order to induce the Issuing Bank to issue such Letters of Credit for the account of the Account Parties, Foothill has agreed to guarantee the reimbursement obligations of each Account Party.

                 (3) Pursuant to a Letter of Credit and Guaranty Agreement dated as of October 11, 1991, as amended and restated by an Amended and Restated Letter of Credit and Guaranty Agreement, dated as of September 30, 1992, and as further amended and restated by a Second Amended and Restated Letter of Credit and Guaranty Agreement, dated as of August 6, 1993 (as so amended and restated, the "Existing Agreement"), the Issuing Bank has agreed to issue such Letters of Credit for the account of the Account Parties on the terms and conditions set forth in the Existing Agreement, and each of the Banks other than Union has agreed to buy and receive from the Issuing Bank, and the Issuing Bank has agreed to sell and assign to each of such Banks, an undivided interest and participation in each such Letter of Credit and all Letter of Credit Liability relating thereto on the terms and conditions set forth in the Existing Agreement.

                 (4) Foothill, Union (currently the only Bank under the Existing Agreement), the Issuing Bank and the Agent now wish to amend the Existing Agreement in certain respects and, for convenience, to restate the Existing Agreement, as so amended, in its entirety.

                 NOW, THEREFORE, the parties hereto agree that, as of the New Effective Date (as hereafter defined), the Existing Agreement shall be amended and restated in its entirety to read as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Defined Terms. As used in this Agreement and unless otherwise expressly indicated, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Account Party" shall mean, for any Letter of Credit, the commercial finance customer of Foothill obligated to Union under an Application and Agreement which has been Approved by Foothill.

                 "Adjusted Consolidated Net Worth" shall mean, as of any date of calculation, the amount, if any, by which the Eligible Assets of Foothill and its Consolidated Subsidiaries exceeds the Total Liabilities of Foothill and its Consolidated Subsidiaries as of such date.

                 "Affiliate" shall mean any Person that, directly or indirectly, controls or is controlled by or is under common control with any other Person and, without limiting the generality of the foregoing, shall include any Person that (a) beneficially owns or holds 5% or more of the Voting Interest of such other Person (determined either by number of shares or number of votes) or (b) is an "associate" (as such term is defined in Rule 405 under the Securities Act of 1933, as in effect on the Effective Date) of such other Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                 "Agent" shall have the meaning specified at the beginning of this Agreement.

                 "Agent's Account" shall mean the Agent's account no. 7080110779, reference: Foothill, maintained at the office of Union at 1980 Saturn Street, Monterey Park, California 91754, Attention:
         Investment Banking Operations, or such other deposit account as the Agent may from time to time specify in writing to Foothill and the Banks.

                 "Agreement" shall mean this agreement as amended, modified, supplemented or replaced from time to time (including, without limitation, the Existing Agreement prior to the New Effective Date and this Third Amended and Restated Letter of Credit and Guaranty Agreement on and after the New Effective Date).

                 "Allowance for Credit Losses" shall mean items of the type included on the Consolidated balance sheet of Foothill and its Consolidated Subsidiaries as at December 31, 1993, within the heading "Allowance for Credit Losses".

                 "Application and Agreement" shall mean a standard Issuing Bank form of Application for Irrevocable Standby Letter of Credit and Application for Irrevocable Commercial Letter of Credit, completed to describe the Letter of Credit to be issued thereunder and executed by the Account Party for whose account such Letter of Credit is, or is to be, issued by the Issuing Bank.

                 "Approved" by Foothill with respect to any Application and Agreement shall mean that Foothill has either (a) executed such Application and Agreement, (b) typed or written on such Application and Agreement the word "Approved" or a similar word, followed by its execution, or (c) otherwise indicated in writing that Foothill approves such Application and Agreement.

                 "Assignment and Acceptance" shall mean an assignment and acceptance entered into by an assigning Bank and an Eligible Assignee, and accepted by the Agent, in accordance with Section 10.07 and in substantially the form of Exhibit C.

                 "Authorized Representative" shall mean, with respect to Foothill or Foothill Group, the respective president, executive vice president, chief financial officer, and any other officer of Foothill or Foothill Group designated as such from time to time in a written notice to the Agent, accompanied by an incumbency certificate with specimen signature included.

                 "Bank Office" shall have the meaning specified in Section 2.07.

                 "Banks" shall mean the Banks listed on the signature pages hereof and each Eligible Assignee that becomes a party hereto pursuant to Section 11.07.

                 "Board" shall mean the Board of Governors of the Federal Reserve System, or any Person that hereafter shall succeed to its duties with respect to the regulation of margin credits or the establishment of reserve requirements for commercial banks.

                 "Business Day" shall mean a day of the year on which banks are not required or authorized to close in New York City or the City of Los Angeles.

                 "Capital Interest" shall mean, with respect to (a) any corporation, common stock, preferred stock, and any and all shares or other equivalents (however designated) of any other corporate stock, of such corporation, and (b) any partnership, partnership interests, whether general, special or limited, in such partnership.

                 "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                 "Change of Control" shall mean:

                          (a)     In the case of Foothill,

                                  (i)  an issuance by Foothill of its Voting
                          Interests, or a sale or other disposition of Voting Interests of Foothill, whether by Foothill, Foothill Group, any other Subsidiary of Foothill Group, or any other Person, which issuance, sale or other disposition has not been consented to by the Required Banks and which either:

                                        (A)  results in Foothill Group,
                                  directly or through one or more of its
                                  Subsidiaries, owning or controlling less than 100% of the then outstanding Voting Interests of Foothill, or

                                        (B)  occurs during any period in which
                                  Foothill Group, directly or through one or more of its Subsidiaries, owns or controls less than 100% of the then outstanding Voting Interests of Foothill and does not result in an increase in the percentage of such Voting Interests so owned and controlled by Foothill Group; or

                                  (ii)  the election of a majority of the
                          corporate directors of Foothill against the recommendation of the management or board of directors of Foothill that was incumbent immediately prior to such election; or

                                  (iii)  the ceasing of continuous and active
                          participation in Foothill's operations with responsibilities at least equal to those assumed as of the date hereof by any two or more of John F. Nickoll, Peter E. Schwab, and David C. Hilton.

                          (b)     In the case of Foothill Group,

                                  (i)  the acquisition by any Person (other
                          than Foothill Group) or by any two or more Persons acting in concert (which group of Persons will be deemed to be a separate "Person" that "acquires" the Voting Interests held by the members of such group upon its formation for purposes of this definition), of 50% or more of the then outstanding Voting Interests of Foothill Group, which acquisition has not been consented to by the Required Banks; or

                                  (ii)  the election of a majority of the
                          corporate directors of Foothill Group against the recommendation of the management or board of directors of Foothill Group that was incumbent immediately prior to such election.

                          (c) For purposes hereof, in any case where Voting Interests of Foothill are owned or controlled by a Subsidiary of a Person, the percentage of Voting Interests of Foothill deemed to be owned or controlled by such Person as a result of such Subsidiary's ownership or control shall be determined by multiplying the percentage of the Voting Interests of such Subsidiary which are owned and controlled by such Person by the percentage of the Voting Interests of Foothill which are owned and controlled by such Subsidiary.

                          (d) In the case of a Change of Control event described in clause (b)(i) of this definition, if all of the then outstanding unsecured senior debt securities of the Person acquiring the Voting Interests have an Investment Grade Rating, the consent of the Required Banks to such event shall not unreasonably be withheld. Notwithstanding the consent of the Required Banks to a Change of Control described in clause (b)(i) of this definition, if within six months immediately following any such event the rating of any of the then outstanding unsecured senior debt securities of the Person that acquired the Voting Interests have a rating that is lower than an Investment Grade Rating, such occurrence shall be deemed a separate Change of Control.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. Reference to sections of the Code shall be construed also to refer to any successor sections.

                 "Commitment" of any Bank shall mean the amount set opposite the name of such Bank on the signature pages hereof or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register maintained by the Agent pursuant to
         Section 11.07(c).

                 "Consolidated" or "consolidated" shall mean, as applied to any financial or accounting term, determined on a consolidated basis in accordance with GAAP for the applicable Person.

                 "Consolidated Assets" shall mean, as of any date of calculation, the consolidated assets of Foothill and its Consolidated Subsidiaries on the calculation date.

                 "Consolidated Capital Funds" shall mean, as of any date of calculation, the sum of Consolidated Net Worth and Subordinated Debt.

                 "Consolidated Net Income" shall mean, for any period of calculation, the consolidated net income (after deduction of taxes chargeable to Foothill or its Consolidated Subsidiaries) of Foothill and its Consolidated Subsidiaries for such period.

                 "Consolidated Net Worth" shall mean, as of any date of calculation, the excess of assets of Foothill and its Consolidated Subsidiaries over their liabilities on the calculation date.

                 "Consolidated Subsidiaries" of a Person shall mean, as of any date of determination, those Subsidiaries whose accounts are or should be consolidated with those of such Person in accordance with GAAP.

                 "D&P" shall mean Duff & Phelps Credit Rating Company or any successor thereto.

                 "Delinquent Receivable" shall mean the full unpaid amount of a Finance Receivable (excluding Discount Receivables) on which an installment payment of accrued interest, finance charges or discount or outstanding principal has not been made within 90 days of its due date (including any such obligations relating to property or assets which are the subject of foreclosure proceedings, whether judicial or otherwise), and includes the full amount of any such obligations with respect to which there are arrearages, notwithstanding that installment payments of principal or interest are currently being made.

                 "Discount Receivable" shall mean a debt instrument (of a type that meets the criteria for Finance Receivables set forth in clauses
         (a) through (c), inclusive, of the definition thereof, other than any requirement for security) originating from a Person other than Foothill or any Subsidiary thereof which is acquired at less than face or par value and, at the time of acquisition, is contractually in default, but without defense, set-off or counterclaim.

                 "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                 "Eligible Assets" shall mean, as of any date of calculation, an amount equal to the sum (without duplication) of the following assets of Foothill and its Consolidated Subsidiaries:

                          (a) cash, plus the cash surrender value of life insurance policies, if any; plus

                          (b) Permitted Liquid Investments and Investments permitted by Section 8.04 of this Agreement; plus

                          (c)  prepaid expenses; plus

                          (d) Repossessed Assets, at the lower of cost or estimated net realizable value; plus

                          (e) the Net Amount of Finance Receivables less an amount equal to the greater of (i) Allowance for Credit Losses, as shown on the Consolidated balance sheet of Foothill and its Consolidated Subsidiaries as of such date, or (ii) an amount equal to the sum of 75% of Non-Performing Assets as of such date.

                 "Eligible Assignee" shall mean any financial institution approved in writing by Foothill and the Agent as an Eligible Assignee for purposes of this Agreement, provided that Foothill's approval shall not be unreasonably withheld.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                 "ERISA Affiliate" shall mean any Person that controls, is controlled by, or is under common control with Foothill or any Subsidiary thereof within the meaning of Section 4001 of ERISA.

                 "Events of Default" shall have the meaning specified in
         Section 9.01.

                 "Existing Agreement" shall have the meaning given to that term in Preliminary Statement (3).

                 "Extension Reply Date" shall have the meaning assigned to that term in Section 2.08 hereof.

                 "Extension Request Date" shall have the meaning assigned to that term in Section 2.08 hereof.

                 "Extension Requests" shall have the meaning assigned to that term in Section 2.08 hereof.

                 "FCC Holdings" shall mean FCC Holdings Limited, a California corporation.

                 "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Finance Receivables" shall mean:

                          (a) accounts receivable arising from commercial loans entered into or acquired by Foothill or any of its Consolidated Subsidiaries, as lender, in the ordinary course of business, but only if such commercial loans are secured by accounts receivable, inventory, equipment and/or other property of the account debtor/borrower,

                          (b) accounts receivable arising from secured equipment leases entered into or acquired by Foothill or any of its Consolidated Subsidiaries, as lessor, in the ordinary course of business,

                          (c) accounts receivable arising from secured equipment installment sales contracts entered into or acquired by Foothill or any of its Consolidated Subsidiaries, as seller, in the ordinary course of business, and

                          (d)  accounts receivable arising from "loan"
                 participations in transactions of a type described in clauses
                 (a) through (c) above, acquired in the ordinary course of business by Foothill or any of its Consolidated Subsidiaries as participant, but only if such participations vest in such participant an enforceable beneficial ownership interest in the subject loan, lease or sales contract and the accounts receivable arising therefrom, all of which are of the types included on the audited Consolidated financial statements of Foothill and its Consolidated Subsidiaries as at December 31, 1993, within the heading "Finance Receivables" and including, without limitation, Discount Receivables, Non-Public Debt Instruments and Public Debt Securities.

                 "Fitch" shall mean Fitch Investor's Service, Inc. or any successor thereto.

                 "Foothill" shall have the meaning specified at the beginning of this Agreement.

                 "Foothill Group" shall mean The Foothill Group, Inc., a Delaware corporation.

                 "Foothill Group Advances" shall mean unsecured borrowings by Foothill from Foothill Group, in an aggregate outstanding principal amount not exceeding $5,000,000 at any one time, that (a) are evidenced by demand promissory notes, (b) are subordinated pursuant to the Foothill Group Subordination Agreement and (c) bear interest at no greater rate and involve fees and other amounts in respect thereof that are no higher than would be available at the time from a Person that is not an Affiliate of Foothill.

                 "Foothill Group Subordinated Debt" shall mean the Indebtedness of Foothill to Foothill Group listed on Schedule VI and any additional Junior Subordinated Debt issued to Foothill Group as Permitted Subordinated Debt, including Foothill Group Advances.

                 "Foothill Group Subordination Agreement" shall mean the subordination agreement delivered as the "Foothill Group Subordination Agreement" as defined in and pursuant to the Revolver Agreements, and in form and substance satisfactory to the Agent.

                 "GAAP" shall mean generally accepted accounting principles as such principles in the United States of America are in effect from time to time.

                 "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through ownership of Capital Interests or otherwise) by any of the foregoing.

                 "Guaranties" shall mean guaranties, endorsements (other than for collection in the ordinary course of business), and other contingent obligations of such Person, including obligations to make Investments, in respect of or in connection with the obligations of others.

                 "Hazardous Materials" shall mean and include, without limitation, gasoline, petroleum products, explosives, radioactive materials, radon, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance by any Federal, state or local environmental law, ordinance, rule or regulation.

                 "Indebtedness" of a Person shall mean and include, without duplication,

                          (a) all items that, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness of such Person is to be determined, other than distributions on Capital Interests declared, but not paid (to the extent such distributions are not Restricted Payments),

                          (b) any liability secured by any mortgage, pledge, lien or security interest on property owned or acquired by such Person, whether or not such liability shall have been assumed by such Person and Capitalized Lease Obligations of such Person (without regard to any limitation of the rights and remedies or the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property) and

                          (c)  Guaranties.

                 "Ineligible Rewrite" shall mean a Finance Receivable

                          (a) the terms and conditions of which have been rewritten,

                          (b) that was more than 60 days delinquent as of the later of the date of actual execution or the effective date of the revised documentation therefor, and

                          (c)  in respect of which at least one of the
                 following statements is not accurate and complete in all respects:

                               (i)  the monthly payment on the rewritten
                          Finance Receivable is at least 50% of the original monthly payment (without giving effect to previous rewrites);

                              (ii)  the obligor on the rewritten Finance
                          Receivable has made at least three (3) consecutive payments in accordance with the rewritten payment schedule and each such payment was made within thirty
                          (30) days of the date due;

                             (iii)  the rate of interest payable on the
                          rewritten Finance Receivable is a reasonable market rate and, unless such rewritten Finance Receivable arises from a rewritten equipment lease, in no event is the all- in-loan-yield less than two percent (2%) above the Reference Rate; or

                              (iv)  said Finance Receivable has not been
                          more than sixty (60) days delinquent more than once since the date first rewritten.

                 "Initial Bank" shall have the meaning specified at the beginning of this Agreement.

                 "Investment" in any Person shall mean any loan, advance, or extension of credit to or for the account of, any guaranty, endorsement (other than for collection in the ordinary course of business) or other direct or indirect contingent liability in connection with the obligations, Capital Interests or dividends or other distributions of, any ownership, purchase or acquisition of any Capital Interest, obligations or securities of, or any other interest in or capital contribution to, such Person.

                 "Investment Grade Rating" shall mean

                      (a)  with respect to unsecured senior debt
                  securities issued by a Person,

                           (i)  a rating equal to or higher than "BBB"
                      by S&P and equal to or higher than "Baa2" by Moody's, or

                          (ii)  in the event the applicable unsecured
                      senior debt securities are not rated by both S&P and Moody's, (A) the rating described in (i) for either S&P or Moody's and (B) a rating equal to or higher than "BBB" by D&P or by Fitch, or a comparable rating by another nationally recognized rating organization, which rating and organization are approved by the Required Banks, or

                         (iii)  in the event the applicable unsecured
                      senior debt securities are not rated by either of S&P and Moody's, any two of (A) a rating equal to or higher than "BBB" by Fitch, (B) a rating equal to or higher than "BBB" by D&P, or (C) a comparable rating by another nationally recognized rating organization, which rating and organization are approved by the Required Banks.

                      (b) with respect to commercial paper of a Person, a rating equal to or higher than D-2 by D&P, F2 by Fitch, Prime-2 by Moody's or A-2 by S&P.

                 "Issue" shall mean, with respect to any Letter of Credit, either issue, or extend the expiry of, or renew, or increase the amount of, such Letter of Credit, and the term " Issued" or "Issuance" shall have a corresponding meaning.

                 "Issuing Bank" shall have the meaning specified in Preliminary Statement (1).

                 "Junior Subordinated Debt" shall mean Subordinated Debt that is subordinated in right and time of payment to all Senior Subordinated Debt.

                 "Letter of Credit" shall mean any letter of credit (whether a standby letter of credit or a commercial documentary letter of credit, but in each case appropriate to be issued under an Application and Agreement) issued by the Issuing Bank pursuant to Article II, in each case as amended, supplemented or otherwise modified from time to time.

                 "Letter of Credit Commitment" shall mean the lesser of (a) $10,000,000 or (b) the aggregate amount of the

         Commitments of the Banks, as such lesser amount shall be reduced or terminated pursuant to Sections 2.05, 2.08 or 9.01.

                 "Letter of Credit Liability" relating to any Letter of Credit shall mean, as of any date of determination, all then existing liabilities of the Account Party of such Letter of Credit and of Foothill to the Issuing Bank in respect of such Letter of Credit, whether such liability is contingent or fixed, and shall consist in principal amount of the sum of (a) the aggregate maximum amount then available to be drawn under such Letter of Credit (the determination of such maximum amount to assume compliance with all conditions for drawing) and (b) the aggregate amount which has then been paid by, and not been reimbursed to, the Issuing Bank under such Letter of Credit.

                 "Lien" shall mean any interest in property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, mortgage deed, deed of trust, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's, carriers' and other similar encumbrances, affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                 "Loan Documents" shall mean and include this Agreement, the Application and Agreements and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                 "Material Adverse Effect" shall mean, with respect to an event, action or condition affecting Foothill, any Subsidiary thereof, or any of their respective properties or revenues, an event, action or condition that would (a) adversely affect the validity or enforceability of, or the authority of Foothill to perform its obligations under, any of the Loan Documents, (b) materially adversely affect the business, operations, assets or condition (financial or otherwise) of Foothill or any Subsidiary thereof or the ability of Foothill to perform its obligations under any of the Loan Documents or (c) materially adversely affect the business, operations, assets or condition (financial or otherwise) of Foothill and its Subsidiaries taken as a whole.

                 "May Extension Request" shall have the meaning assigned to that term in Section 2.08 hereof.

                 "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

                 "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Amount" shall mean, as of any date of calculation, with respect to a Finance Receivable or a Discount Receivable an amount equal to the sum of:

                          (a) the outstanding principal component thereof (exclusive of any unearned interest or finance charges or any unaccrued discount representing compensation for the use of borrowed money), less

                          (b) the portion, if any, of such principal component that is the subject of a participation interest granted by Foothill or any of its Consolidated Subsidiaries to any Person other than Foothill or any of its Consolidated Subsidiaries, less

                          (c) in the case of a Discount Receivable, the discount from face or par value thereof at the time such Discount Receivable was acquired (but without duplication for amounts excluded from the principal component thereof in clause (a) above).

                 "New Effective Date" shall mean the date on which (a) counterparts of this Agreement executed and delivered by the parties hereto shall have been received by Foothill and the Agent, and (b) the conditions precedent set forth in Article IV hereto shall have been satisfied or waived in writing by the Agent on behalf of or at the request of the Required Banks.

                 "Non-Performing Assets" shall mean Delinquent Receivables, Repossessed Assets and Ineligible Rewrites. For purposes of this definition, Repossessed Assets shall be valued at the lower of cost or estimated net realizable value.

                 "November Extension Request" shall have the meaning assigned to that term in Section 2.08 hereof.

                 "Non-Public Debt Instruments" shall mean debt instruments that are not required to be registered under the Securities Act of 1933, as amended (other than those classified as Discount Receivables).

                 "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owing by Foothill to the Agent, the Issuing Bank or the Banks of every kind and description (whether or not evidenced by any notes or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or the other Loan Documents.

                 "Other Taxes" shall have the meaning specified in
         Section 2.07.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                 "Percentage" of each Bank at any time shall mean that percentage of which the then existing amount of the Commitment of such Bank is of $5,000,000.

                 "Permitted Liquid Investment" shall mean an Investment in any of the following:

                          (a) direct obligations of, or obligations guaranteed as to principal and interest by, the United States of America;

                          (b) demand deposits in, certificates of deposit issued by, or bankers' acceptances (eligible for rediscount at Federal Reserve Banks) of, or collateralized repurchase agreements in respect of obligations described in clause (a) with, any of the financial institutions party to the Revolver Agreement as "Banks" thereunder or any bank or trust company organized under the laws of the United States of America or any State thereof whose obligations or whose holding company's obligations are rated at least A by S&P or at least A by Moody's at the time such Investment is made;

                          (c) readily marketable commercial paper that, at the time such Investment is made, is rated at least A-1 by S&P or at least Prime-1 by Moody's;

                      (d) Indebtedness that is (i) traded on a national securities exchange and (ii) rated A or better by Moody's or S&P on the date of acquisition; or

                      (e) readily marketable commercial paper (other than commercial paper described in clause (c)); provided that
                 (i) the aggregate extended principal or face amount thereof held does not exceed $5,000,000 at any one time outstanding and (ii) at the time such Investment is made, such commercial paper is rated at least Prime-2 by Moody's or at least A-2 by S&P; and provided, that such Investment shall be payable in Dollars and shall mature or be subject to redemption at the option of the holder by its terms within twelve (12) months after the date of acquisition thereof.

                 "Permitted Senior Debt" shall mean

                      (a) all Senior Indebtedness of Foothill and its Subsidiaries that is listed on Schedule V hereto and

                      (b) additional unsecured Senior Indebtedness of Foothill issued after the New Effective Date, subject to the following conditions:

                          (i)  the covenants, defaults and other
                      requirements applicable to such Senior Indebtedness are no more restrictive, in any material respect, upon Foothill and its Subsidiaries than those contained in the Loan Documents or applicable to the Senior Indebtedness listed on Schedule V hereto;

                         (ii)  in respect of which Foothill Group
                      enters into a subordination agreement, the terms of which do not differ in any material respect from the terms of the Foothill Group Subordination Agreement; and

                        (iii)  no Potential Default or Event of
                      Default shall exist at the date of issuance of such Senior Indebtedness and after giving effect thereto.

                 "Permitted Subordinated Debt" shall mean

                      (a) all Subordinated Debt of Foothill and its Subsidiaries that is listed on Schedule VI hereto and

                      (b) additional unsecured Subordinated Debt of Foothill issued after the New Effective Date, subject to the following conditions:

                               (i)         the final maturity of such
                          Subordinated Debt (other than Foothill Group
                          Advances) may not be earlier than November 15, 2003;

                              (ii)         the weighted average life to
                          maturity of such Subordinated Debt (other than Foothill Group Advances) shall extend at least three years beyond the Termination Date as in effect as of the date of issuance thereof;

                             (iii) no principal or sinking fund payment on or other redemption of such Subordinated Debt (other than Foothill Group Advances) may occur prior to November 15, 1998;

                              (iv) the covenants, defaults and other requirements applicable to such Subordinated Debt are no more restrictive, in any material respect, upon Foothill and its Subsidiaries than those contained in the Loan Documents or applicable to the Subordinated Debt listed on Schedule VI hereto;

                               (v)         the subordination provisions
                          applicable to such Subordinated Debt (other than Foothill Group Subordinated Debt) do not differ in any respect from, those applicable to the Subordinated Debt listed on Schedule VI hereto;

                              (vi) in respect of which Foothill Group enters into a subordination agreement, the terms of which do not differ in any material respect from the terms of the Foothill Group Subordination Agreement; and

                             (vii) no Potential Default or Event of Default shall exist at the date of issuance of such Subordinated Debt and after giving effect thereto.

                 "Person" or "person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any Governmental Authority.

                 "Plan" shall mean, at any particular time, any employee benefit plan that is covered by ERISA and in respect of which Foothill or an ERISA Affiliate is (or, if such plan were terminated at such time, under Section 4069 of ERISA would be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Potential Default" shall mean any event or condition which with notice or passage of time or a determination by the Required Banks or any combination of the foregoing, would constitute an Event of Default.

                 "Prohibited Transaction" shall have the meaning set forth in
         Section 406 of ERISA or Code Section 4975.

                 "Property" shall mean all equipment, real estate or other real or personal property, tangible or intangible, owned or operated by Foothill or any Subsidiary thereof.

                 "Public Debt Securities" shall mean debt instruments that are registered under the Securities Act of 1933, as amended (other than those classified as Discount Receivables).

                 "Purchased Receivables" shall mean Discount Receivables, Non-Public Debt Instruments and Public Debt Securities.

                 "Reference Rate" shall mean the per annum rate publicly announced by Union Bank from time to time at its Head Office in San Francisco, California as its reference rate. The Reference Rate is determined by Union Bank from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Union Bank at any given time for any particular class of customers or credit extensions.

                 "Register" shall have the meaning specified in
          Section 11.07(c).

                 "Reimbursement Obligations shall have the meaning specified in Section 3.01.

                 "Required Banks" shall mean at any time Banks having Percentages aggregating at least 60%.

                 "Reportable Event" shall mean any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

                 "Repossessed Assets" shall mean items of the type included on the balance sheet of Foothill and its Consolidated Subsidiaries as of December 31, 1993, within the heading "Repossessed Assets".

                 "Restricted Investment" shall mean any Investment, to the extent it does not constitute a Permitted Liquid Investment.

                 "Restricted Payment" shall mean, with respect to Foothill and its Subsidiaries:

                          (a) the payment of any distribution or dividend on any Capital Interest of Foothill (other than dividends paid solely in Capital Interests of Foothill);

                          (b) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to scheduled maturity of any installment of principal of any Subordinated Debt (other than Foothill Group Advances) and any early payment of interest on, or other amounts due in respect of, any Subordinated Debt; or

                          (c) any payment on account of the purchase, redemption or other retirement of any Capital Interest of Foothill, or of any warrants, options or other rights to acquire any Capital Interest in Foothill, (except a payment on account of the principal of and prepayment charge, if any, on convertible Indebtedness) or any other distribution made in respect thereof, either directly or indirectly.

                 "Revolver Agreements" shall mean, collectively, (a) the Multiyear Revolving Credit Agreement dated as of June 30, 1994, among Foothill, the banks from time to time signatories thereto and Bank of America National Trust and Savings Association as agent for the banks and (b) the Revolving Credit Agreement dated as of June 30, 1994, among Foothill, the banks from time to time signatories thereto and Bank of America National Trust and Savings Association as agent for the banks, as such agreements may be amended, modified, supplemented or replaced from time to time. (This definition shall be in effect, and the Revolver Agreements as defined above shall be deemed to be in effect as most recently amended, even though the Revolver Agreements shall be terminated or cease to exist.)

                 "S&P" shall mean Standard & Poor's Corporation or any successor thereto.

                 "Senior Indebtedness" shall mean, as of any date, all Indebtedness of Foothill and its Subsidiaries outstanding as of such date other than Subordinated Debt.

                 "Senior Subordinated Debt" shall mean Subordinated Debt that is senior in time and right of payment to Junior Subordinated Debt.

                 "Settlement Securities" shall mean Capital Interests granted in consideration or good faith settlement of Investments permitted by
         Section 8.04 hereof.

                 "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but is not a Multiemployer Plan.

                 "Solvent" shall mean, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and owns property having a value, both at fair valuation and at then current fair salable value, greater than the amount required to pay its debts (including contingencies).

                 "State" shall mean and include, unless otherwise limited, any State of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

                 "Subordinated Debt" shall mean all Indebtedness of Foothill and its Subsidiaries that is subordinated in time and right of payment to the Obligations.

                 "Subsidiary" or "Subsidiaries" of any Person shall mean any corporation or partnership of which more than 50% of the outstanding Voting Interests in such corporation or partnership is at the time owned, directly or indirectly, by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

                 "Taxes" shall have the meaning specified in Section 2.07.

                 "Termination Date" shall mean June 30, 1995, or such later date as shall be requested by Foothill and agreed to by the Banks pursuant to Section 2.08 hereof.

                 "Total Liabilities" shall mean, as of any date of calculation, the aggregate outstanding Indebtedness of Foothill and its Consolidated Subsidiaries as of such date, determined on consolidated basis in accordance with GAAP.

                 "Total Revenues" shall mean, with respect to any fiscal year, an amount equal to the sum included in the audited Consolidated financial statements of Foothill and its Consolidated Subsidiaries for such year within the heading "Total Revenues", but only to the extent consistent with its audited Consolidated financial statements for the fiscal year ended December 31, 1993.

                 "UCP" shall have the meaning specified in Section 2.13.

                 "Union" shall have the meaning specified at the beginning of this Agreement.

                 "United States" and "U.S." each shall mean the United States of America.

                 "Voting Interest" shall mean securities, as defined in Section 2(1) of the Securities Act of 1933, as amended, of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to (a) vote for the election of the corporate directors (or Persons performing similar functions) or (b) in the case of a partnership, manage or direct the business or assets thereof. References in this Agreement to percentages of Voting Interests, unless otherwise noted, refer to percentages of votes to which such Voting Interests are entitled in the (i) election of corporate directors (or Persons performing similar functions) or (ii) management of the business or assets thereof in the case of a partnership, rather than to the number of shares.

                 SECTION 1.02.  Other Definitional Provisions.

                 (a) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa.

                 (b) The words "hereof," "hereby," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement; the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement; and Article, Section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

                 (c) Any defined term that relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements, or substitutions that heretofore may have been or hereafter may be executed in accordance with the terms thereof and, if applicable, hereof.

                 (d) References in this Agreement to particular sections of the Code, ERISA or any other legislation shall be deemed to refer also to any successor sections thereto or other redesignations for codification purposes.

                 (e) All terms defined in the Uniform Commercial Code ("UCC") and not otherwise defined or modified herein shall have the respective meaning ascribed to such terms in the UCC.

                 SECTION 1.03. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".


                                   ARTICLE II

                         AMOUNT AND TERMS OF LETTERS OF
                       CREDIT AND PARTICIPATIONS THEREIN

                 SECTION 2.01. Letters of Credit. The Issuing Bank agrees with Foothill, on the terms and conditions hereinafter set forth, to Issue for the account of each Account Party one or more Letters of Credit from time to time during the period from the date hereof until the date which occurs 30 days before the Termination Date in an aggregate undrawn amount not to exceed at any time the Letter of Credit Commitment, each such Letter of Credit upon its Issuance to expire on or before the earlier of (a) the date which occurs one year from the date of its Issuance or (b) the date which occurs one year following the Termination Date; provided, however, that the Issuing Bank shall not be obligated to Issue any Letter of Credit if after giving effect to such Issuance of such Letter of Credit the outstanding aggregate principal amount of all Letter of Credit Liability for Letters of Credit would exceed $10,000,000. Within the limits of the obligations of the Issuing Bank set forth above, Foothill may request the Issuing Bank to Issue one or more Letters of Credit, reimburse, or cause the appropriate Account Party to reimburse, the Issuing Bank for payments made thereunder, and request the Issuing Bank to Issue one or more other Letters of Credit under this Section 2.01.

                 SECTION 2.02. Issuing the Letters of Credit. Each Letter of Credit shall be Issued on at least three Business Days' notice from Foothill to the Agent specifying the Account Party, the date, amount, expiry, and beneficiary thereof, accompanied by an Application and Agreement describing such Letter of Credit, duly executed by such Account Party and Approved by Foothill. On the date specified by Foothill in such notice and upon fulfillment of the applicable conditions set forth in Article IV, the Issuing Bank will Issue such Letter of Credit in the form specified in such Application and Agreement.

                 SECTION 2.03.  Participations Purchased by Banks.

                 (a) On the date of Issuance of each Letter of Credit the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank other than Union without recourse or warranty, and each Bank other than Union shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing

         Bank, an undivided interest and participation, to the extent of such Bank's Percentage in effect from time to time, in such Letter of Credit and all Letter of Credit Liability relating to such Letter of Credit. As to each Letter of Credit Issued or to be Issued by the Issuing Bank, the Agent will promptly notify each Bank of such Letter of Credit and the Account Party, date of Issue, amount, expiry, and reference number thereof.

                 (b) In the event that any reimbursement obligation under any Application and Agreement is not paid when due to the Issuing Bank with respect to any Letter of Credit, the Issuing Bank shall promptly notify the Agent to that effect, and the Agent shall promptly notify the Banks other than Union of the amount of such reimbursement obligation and each Bank other than Union shall immediately pay to the Issuing Bank, in lawful money of the United States and in same day funds, an amount equal to such Bank's Percentage then in effect of the amount of such unpaid reimbursement obligation.

                 (c) Promptly after the Issuing Bank receives a payment on account of a reimbursement obligation with respect to any Letter of Credit, the Issuing Bank shall promptly pay to the Agent, and the Agent shall promptly pay to each Bank which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Bank's ratable share thereof.

                 (d) Upon the request of any Bank, the Agent shall furnish to such Bank copies of any Letter of Credit and any Application and Agreement and other documents related thereto as may be reasonably requested by such Bank.

                 (e) The obligation of each Bank other than Union to make payments under subsection (b) above shall be unconditional and irrevocable and shall be made under all circumstances (except as otherwise expressly provided in subsection (a) above), including, without limitation, any of the circumstances referred to in Section 2.10(b).

                 (f) If any payment received on account of any reimbursement obligation with respect to a Letter of Credit and distributed to a Bank as a participant under Section 2.03(c) is thereafter recovered from the Issuing Bank in connection with any bankruptcy or insolvency proceeding relating to Foothill or the Account Party thereof, as the case may be, each Bank which received such distribution shall, upon demand by the Agent, repay to the Issuing Bank such Bank's ratable share of the amount so recovered together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Bank in respect of the total amount so recovered.

                 SECTION 2.04.  Fees.

                 (a)      [Intentionally Omitted]

                 (b) Commitment Fee. Foothill agrees to pay to each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, from the New Effective Date, in the case of each Initial Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank, in the case of each other Bank, until the Termination Date, at the rate of 1/4 of 1% per annum, payable monthly in arrears on or prior to the fifth Business Day after the end of each month in each year and on the Termination Date. For purposes of this Agreement, the unused portion of any Bank's Commitment at any time shall be the excess of such Bank's Commitment over such Bank's Percentage of the undrawn balance of then outstanding Letters of Credit.

                 (c) Usage Fee. Foothill agrees to pay to each Bank a usage fee on such Bank's Percentage of the average daily undrawn balance of outstanding Letters of Credit, from the date hereof, in the case of each Initial Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank, in the case of each other Bank, until the Termination Date, at the rate of 1% per annum, payable monthly in arrears on or prior to the fifth Business Day after the end of each month in each year and on the Termination Date.

                 (d) Letter of Credit Fee. Foothill agrees with the Issuing Bank and the Banks that the letter of credit fees, payable by each Account Party with respect to each Letter of Credit issued for the account of such Account Party and guaranteed by Foothill under
         Article III hereof, shall be:

                          (i) in the case of each Letter of Credit which is a standby letter of credit, in an amount equal to $300 assessed on the date of Issuance of such Letter of Credit;

                         (ii) in the case of any Letter of Credit which is a commercial documentary letter of credit, in an amount equal to the greater of (A) $100 or (B) 1/8 of 1% of the maximum amount available to be drawn under such Letter of Credit assessed on the date of issuance of such Letter of Credit (the determination of such maximum amount to assume compliance with all conditions for drawing); and

                         (iii) in the case of each Letter of Credit which is a commercial documentary letter of credit, in an amount, for each draw requested thereunder by the beneficiary thereof, assessed on the date of each drawing, equal to the greater of
                 (A) $100 or (B) 1/8 of 1% of the amount of such requested draw (the determination of such amount to assume compliance with all conditions for drawing).

The letter of credit fees in each case in this Section 2.04(d) shall be payable to and for the account of the Issuing Bank monthly in arrears on or prior to the fifth Business Day after the end of each month in each year and on the Termination Date.

                 SECTION 2.05. Reduction of Commitments. Foothill shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portion of the respective Commitments of the Banks; provided, however, that each such partial reduction shall be in the amount of $5,000,000 or any multiple of $1,000,000 in excess thereof.

                 SECTION 2.06.  Payments and Computations.

                 (a) Foothill shall make each payment under this Agreement, irrespective of and without condition or deduction for any counterclaim, defense, recoupment or setoff, in lawful money of the United States and in same day funds delivered to the Agent not later than 10:00 A.M. (Los Angeles time) on the day when due by deposit of such funds to the Agent's Account. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal (reimbursement for payments under Letters of Credit), interest, or commitment, letter of credit or usage fees ratably (other than amounts payable to any Bank pursuant to Section 2.07 or 2.10) to the Banks for their respective accounts, and like funds relating to the payment of any other amount payable to any Bank or the Issuing Bank to such Bank for its account or to the Issuing Bank, in each case to be applied in accordance with, and subject to, the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under any other Loan Document in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                 (b) Foothill hereby authorizes each Bank, if and to the extent payment owing to such Bank is not made when due hereunder, to charge from time to time against any or all of Foothill's accounts with such Bank any amount so due.

                 (c) All computations of interest and of commitment, usage and letter of credit fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (d) Unless the Agent shall have received notice from an Account Party prior to the date on which any payment is due to the Banks under its Application and Agreement that such Account Party will not make such payment in full, the Agent may assume that such Account Party has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent such Account Party shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                 (e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commitment, usage and other fees, as the case may be.

                 SECTION 2.07.  Taxes.

                 (a) Any and all payments by Foothill under this Agreement shall be made, in accordance with Section 2.06, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Issuing Bank, each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Issuing Bank, such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's office listed under its name on the signature pages hereof or on the signature page of the

         Assignment and Acceptance pursuant to which it became a Bank (" Bank Office") or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Foothill shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Issuing Bank, any Bank or the Agent,
         (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.07) the Issuing
         Bank, such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Foothill shall make such deductions and (iii) Foothill shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, Foothill agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Application and Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document or document delivered hereunder or under any other Loan Document (hereinafter referred to as "Other Taxes").

                 (c) Foothill will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.07) paid by the Issuing Bank, such Bank or the Agent (as the case may be) with respect to amounts paid by Foothill under this Agreement or by any Account Party under any Application and Agreement or withheld by any Account Party with respect to amounts paid under any Application and Agreement, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Issuing Bank, such Bank or the Agent (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes, Foothill will furnish to the Agent, at its address referred to in Section 11.02, the original or a certified copy of a receipt or other evidence satisfactory to the Agent of payment thereof.

                 (e) Prior to the date of the Issuance of the initial Letter of Credit in the case of each Initial Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank, and from time to time thereafter if requested by Foothill or the Agent, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Agent and Foothill with either (i) the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank under any Loan Document or (ii) other documents satisfactory to Foothill and the Agent indicating that all payments to be made to such Bank under any Loan Document are subject to such taxes at a rate reduced by an applicable tax treaty. Unless Foothill and the Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Foothill or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for the Issuing Bank or any Bank organized under the laws of a jurisdiction outside the United States.

                 (f) Each Bank agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Bank Office if the making of such a designation would avoid the need for the Bank or Issuing Bank to pay, or reduce the amount of, any Taxes or Other Taxes and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

                 (g) Without prejudice to the survival of any other agreement of Foothill hereunder, the agreements and obligations of Foothill contained in this Section 2.07 shall survive the payment in full of the Letter of Credit Liability relating to the Letters of Credit.

                 SECTION 2.08. Extension of Termination Date. On or before November 1, 1994 and each November 1 thereafter (each such November 1 being herein referred to as a "November Extension Request Date"), Foothill may request that the Agent extend the Termination Date to December 31 of the following calendar year (a "November Extension Request"). On or before May 1, 1995 and each May 1 thereafter (each such May 1 being herein referred to as a "May Extension Request Date"), Foothill may request that the Agent extend the Termination Date to June 30 of the following calendar year (a "May Extension Request"). (November Extension Requests and May Extension Requests are collectively referred to herein as "Extension Requests"). Foothill shall make each Extension Request by delivering to the Agent a written Extension Request, in form and substance satisfactory to the Agent. The Agent will promptly notify each Bank of such Extension Request. Each Bank may, in its sole discretion, so agree to extend the

Termination Date by delivering a notice to the Agent in the form of Exhibit A hereto by the next succeeding December 15, with respect to November Extension Requests, or June 1, with respect to May Extension Requests (each such December 15 or June 1, as applicable, being herein referred to as an "Extension Reply Date"). If, by the Extension Reply Date, Banks then holding more than 25% of the Commitments of the Banks have failed to consent to the Extension Request, the Agent shall notify the Banks and Foothill of this fact, and each Bank which had consented to the Extension Request shall have until the next succeeding December 31, with respect to November Extension Requests, or June 30, with respect to May Extension Requests, to withdraw its consent. The Commitment of each nonconsenting Bank shall terminate on the Termination Date applicable to such Bank and shall not be otherwise renewed or extended, and any future Extension Request shall be delivered only to Banks which, on such future Extension Request Date, have continuing Commitments. The Agent and Banks shall be under no obligation whatsoever to extend the Termination Date. The consent of one or more Banks to a November Extension Request or a May Extension Request (which consent is not withdrawn as permitted in this Paragraph 2.08) shall be effective on the next January 1 or July 1, respectively. No Extension Request shall be permitted after November 1, 1994 unless an Extension Request has been made on or prior to each previous November Extension Request Date and May Extension Request Date and each such Extension Request was consented to by at least one Bank (and such Bank did not subsequently withdraw its consent as permitted in this Paragraph 2.08).

                 SECTION 2.09. Evidence of Debt. The Issuing Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Account Party and Foothill to the Issuing Bank resulting from each drawing under any Letter of Credit and the amounts of principal and interest payable and paid to the Issuing Bank from time to time hereunder. In any legal action or proceeding in respect of this Agreement or any Application and Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of such Account Party and Foothill therein recorded.

                 SECTION 2.10. Indemnification; Nature of the Issuing Bank's Duties.

                 (a) Foothill agrees to indemnify and save harmless the Agent, the Issuing Bank and each Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Agent, the Issuing Bank or such Bank may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit or
         (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Bank from paying any amount under any Letter of Credit.

                 (b) In furtherance and not in limitation of the foregoing, the obligations of Foothill hereunder shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

                                  (i)      any lack of validity or
                 enforceability of any Letter of Credit or any agreement or instrument relating thereto;

                                 (ii) the existence of any claim, setoff, defense or other right which Foothill or any Account Party may have at any time against the beneficiary, or any transferee, of any Letter of Credit, or the Issuing Bank, any Bank, or any other Person;

                                (iii)      any draft, certificate, or other
                 document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                 (iv) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

                                  (v)      any loss or delay in the
                 transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                                 (vi) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit;

                                (vii)      any misapplication by the
                 beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                               (viii) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

provided that the Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence, willful misconduct or wrongful refusal to honor any Letter of Credit.

                 SECTION 2.11.  Increased Costs.

                 (a) Change in Law Generally. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank or any Bank any other condition regarding letters of credit or, in the case of such Bank, its participation hereunder in Letters of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of Issuing or maintaining or, in the case of such Bank, having a participation in, Letters of Credit, then, upon demand by the Issuing Bank or such Bank (with a copy to the Agent), Foothill shall immediately pay to the Issuing Bank or such Bank from time to time as specified by the Issuing Bank or such Bank (with a copy to the Agent), additional amounts which shall be sufficient to compensate the Issuing Bank or such Bank for such increased cost. A certificate as to such increased cost, and amount thereof, incurred by the Issuing Bank or any Bank as a result of any event mentioned in clause (i) or (ii) above, submitted by the Issuing Bank or such Bank to Foothill and the Agent, shall be conclusive and binding for all purposes, absent manifest error.

                 (b) Capital. If the Issuing Bank or any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Issuing Bank or such Bank or any corporation controlling the Issuing Bank or such Bank and that the amount of such capital is increased by or based upon the existence of letters of credit or participations therein (or similar contingent obligations), then, upon demand by the Issuing Bank or such Bank, as the case may be (with a copy to the Agent), Foothill shall immediately pay to the Issuing Bank or such Bank, from time to time as may be specified by the Issuing Bank or such Bank, additional amounts sufficient to compensate it in light of such circumstances, to the extent that the Issuing Bank or such Bank reasonably determines such increase in capital to be allocable to the Issuance or maintenance of the Letters of Credit, or, in the case of such Bank, to its participation in the Letters of Credit. A certificate as to such amounts submitted to Foothill by the Issuing Bank or such Bank shall be conclusive and binding for all purposes, absent manifest error.

                 SECTION 2.12. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, including, but not limited to, any charge pursuant to Section 2.06(b)) on account of the Letter of Credit Liability owing to it (other than pursuant to Section 2.07 or 2.10) in excess of its ratable share of payments on account of the Letter of Credit Liability owing to all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Letter of Credit Liability owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Foothill agrees that any Bank purchasing a participation from another Bank pursuant to
Section 2.03, this Section 2.12 or Section 11.07(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Foothill in the amount of such participation.

                 SECTION 2.13. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce ("UCP") shall in all respects be deemed a part of this Article II as if incorporated herein and shall apply to the Letters of Credit.

                                  ARTICLE III

                                    GUARANTY

                 SECTION 3.01. Guaranty. Foothill hereby unconditionally guarantees to the Agent, the Issuing Bank and the Banks the punctual payment when due of all obligations of each Account Party at any time and from time to time existing under each Application and Agreement executed by each Account Party and Approved by Foothill, whether for reimbursement for amounts drawn under the Letter or Letters of Credit covered thereby, interest, fees, expenses, indemnification or otherwise (such obligations being the "Reimbursement Obligations").

                 SECTION 3.02. Notice of Payment. In the event that any Reimbursement Obligation under any Application and Agreement referred to in
Section 3.01 is not paid when due by the Account Party thereunder to the Issuing Bank with respect to any Letter of Credit, the Issuing Bank shall so notify Foothill and Foothill shall pay to the Issuing Bank on the date of such notice all amounts then due by the defaulting Account Party under such Application and Agreement.

                 SECTION 3.03. Guaranty Absolute. Foothill guarantees that the Reimbursement Obligations will be paid strictly in accordance with the terms of the applicable Application and Agreement and this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Issuing Bank or the Banks with respect thereto. The liability of Foothill under this Guaranty shall be absolute and unconditional irrespective of:

                 (a) any lack of validity or enforceability of any Application or Agreement or other agreement or instrument relating hereto or thereto;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Reimbursement Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any Application and Agreement;

                 (c) any release or nonperfection or amendment or waiver of, or consent to departure from, any collateral security or any other guaranty for all or any of the Reimbursement Obligations; or

                 (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the applicable Account Party or Foothill;

provided that the Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence, willful misconduct or wrongful refusal to honor any Letter of Credit. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Reimbursement Obligations is rescinded or must otherwise be returned by the Issuing Bank or the Banks upon the insolvency, bankruptcy or reorganization of any Account Party or otherwise, all as though such payment had not been made.

                 SECTION 3.04.  Waivers.  Foothill hereby waives:

                 (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Reimbursement Obligations and this Guaranty;

                 (b) any requirement that the Agent, the Issuing Bank or the Banks protect, secure or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Account Party or any other

         Person or any collateral or any right to set off the fair market value of any collateral against the Reimbursement Obligations; and

                 (c) any duty on the part of the Agent, the Issuing Bank or the Banks to disclose to Foothill any matter, fact or thing relating to the business, operation or condition of any Account Party or its assets now known or hereafter to be known by the Agent, the Issuing Bank or the Banks.

                 SECTION 3.05. Subrogation. Foothill will not exercise any rights which it may acquire by way of subrogation under this Article III, by any payment made hereunder or otherwise, until all the Reimbursement Obligations and all other amounts payable under this Agreement and under the Application and Agreements shall have been paid in full and the Commitments shall have expired or terminated. If any amount shall be paid to Foothill on account of such subrogation rights at any time prior to the later of (a) the payment in full of the Reimbursement Obligations and all other amounts payable under this Agreement and under the Application and Agreements and (b) the expiration or termination of the Commitments, such amount shall be held in trust for the benefit of the Agent, the Issuing Bank and the Banks and shall forthwith be paid to the Agent to be credited and applied upon the Reimbursement Obligations, whether matured or unmatured, in accordance with the terms of this Agreement or to be held by the Agent as collateral security for any Reimbursement Obligations thereafter existing. If (i) Foothill shall make payment to the Agent of all or any part of the Reimbursement Obligations, (ii) all the Reimbursement Obligations and all other amounts payable under this Agreement and under the Application and Agreement shall be paid in full and
(iii) the Commitments shall have expired or terminated, the Agent, the Issuing Bank and the Banks will, at Foothill's request, execute and deliver to Foothill appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Foothill of an interest in the Reimbursement Obligations resulting from such payment by Foothill.

                 SECTION 3.06. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment in full (after the Termination Date) of the Reimbursement Obligations and all other amounts payable under Article II and this Article III and under the Application and Agreements.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                 SECTION 4.01. Conditions Precedent to New Effective Date. The effectiveness of the amendments effected by this Third

Amended and Restated Letter of Credit and Guaranty Agreement is subject to the conditions precedent that the Agent shall have received the following, each dated the New Effective Date, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

                 (a) A certified copy of the resolutions of the Board of Directors of Foothill approving this Agreement and the other matters contemplated hereby, and of all other documents evidencing any other necessary corporate action;

                 (b) A certificate of the Secretary or an Assistant Secretary of Foothill certifying the names and true signatures of the officers of Foothill authorized to sign this Agreement and the other documents to be delivered by it hereunder;

                 (c) An executed copy of the Foothill Group Subordination Agreement, together with a writing evidencing that the Banks have the benefit of the Foothill Group Subordination Agreement; and

                 (d) An opinion of Buchalter, Nemer, Fields & Younger, a Professional Corporation, counsel for Foothill, in substantially the form of Exhibit B hereto and as to such other matters as any Bank through the Agent may reasonably request.

                 SECTION 4.02. Conditions Precedent to Issuance of each Letter of Credit. The obligation of the Issuing Bank to Issue each Letter of Credit (including the initial Letter of Credit) shall be subject to the conditions precedent that on the date of such Issuance of such Letter of Credit:

                 (a) The Agent shall have received the following, in form and substance satisfactory to the Agent:

                          (i) A completed Application and Agreement duly executed by the Account Party thereunder and Approved by Foothill, and

                          (ii) Such other documents (including, but not limited to, a teletransmission agreement, executed by the Account Party and Foothill, a certified copy of resolutions of the Board of Directors of such Account Party and incumbency and signature certificate of such Account Party) as the Agent may reasonably request; and

                 (b) The following statements shall be true (and the giving of the applicable notice by Foothill in respect of such Letter of Credit shall constitute a representation and warranty by Foothill that on the date of such Issuance such statements are true):

                          (i) The representations and warranties contained in Article V of this Agreement are correct on and as of the date of such Issuance of such Letter of Credit, before and after giving effect to such Issuance, as though made on and as of such date (except to the extent any such representation or warranty, including those contained in Section 5.22, expressly relates to an earlier date); and

                          (ii) No event has occurred and is continuing, or would result from such Issuance of such Letter of Credit, which constitutes an Event of Default or Potential Default.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                 In order to induce the Agent, the Issuing Bank and the Banks to enter into this Agreement and to induce the Issuing Bank to issue the Letters of Credit herein provided for, Foothill hereby makes the following representations and warranties, which shall survive the execution and delivery of the Loan Documents and (except to the extent that any of such representations and warranties expressly relate to earlier dates) shall be deemed repeated and confirmed as of each date on which any Letters of Credit are requested by Foothill or issued, amended or extended by the Issuing Bank:

                 SECTION 5.01. Status and Standing. Foothill is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, is properly licensed, has the power and authority and the legal right to own its property and conduct the business in which it is engaged or currently proposes to engage and is duly licensed and qualified and in good standing under the laws of each jurisdiction where the failure to qualify would have a Material Adverse Effect.

                 SECTION 5.02.  Organizational Status of Subsidiaries.
Schedule I annexed hereto correctly sets forth the name of each Subsidiary of Foothill in existence on the date hereof, its jurisdiction and form of organization and the ownership of its Capital Interests. Each of such Subsidiaries is duly organized and validly existing in the form of organization indicated on Schedule I, duly licensed and in good standing under the laws of its jurisdiction of organization, and is duly licensed and qualified and in good standing in each jurisdiction where the failure to qualify as such would have a Material Adverse Effect.

                 SECTION 5.03.  Location of Offices, Books and Records.
Schedule II annexed hereto completely and accurately lists all places at which each of Foothill and its Subsidiaries maintains, as of the date hereof, its books and records relating to its Finance Receivables and the collateral related thereto. The principal office or principal executive office of each of Foothill and its Subsidiaries in each jurisdiction is correctly indicated on Schedule II as of the date hereof.

                 SECTION 5.04.  Organizational Power and Authority.

                 (a) Foothill and its Subsidiaries have the corporate power and authority and the legal right to execute, deliver and perform this Agreement and the other Loan Documents to which they are a party. Foothill and its Subsidiaries have taken all necessary corporate action (including, but not limited to, the obtaining of any consent of the holders of its Capital Interests required by law or by the organizational documents thereof) to authorize the execution, delivery, and performance of the Loan Documents to which they are a party or by which they otherwise are affected and to authorize the transactions contemplated hereby and thereby.

                 (b) Foothill Group has the corporate power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party. Foothill Group has taken all necessary corporate action (including, but not limited to, the obtaining of any consent of the holders of its Capital Interests required by law or by the organizational documents thereof) to authorize the execution, delivery, and performance of the Loan Documents to which it is a party or by which it otherwise is affected and to authorize the transactions contemplated hereby and thereby.

                 SECTION 5.05. Enforceable Obligations. Each Loan Document, and each other agreement or undertaking executed by Foothill, any Subsidiary thereof, or Foothill Group and delivered to the Agent or the Issuing Bank pursuant to this Agreement or any other Loan Document, constitutes the legal, valid, and binding obligation of Foothill or such Subsidiary, or Foothill Group, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and general principles of equity, and there are no actions, suits or proceedings pending or, to the knowledge of Foothill, threatened against, or affecting, Foothill, any Subsidiary thereof, or Foothill Group or any of their respective officers or directors calling into question the legality, validity or enforceability thereof.

                 SECTION 5.06. Absence of Conflicts. Neither the execution and delivery of this Agreement or any other Loan Document nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will

                 (a)  violate any law, or

                 (b) conflict with or result in a breach of or a default under or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of Foothill or any Subsidiary of Foothill pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of Foothill or any such Subsidiary under or in connection with,

                          (i) the articles of incorporation or by-laws (or other constituent documents) of Foothill or any Subsidiary of Foothill, or

                          (ii) any agreement or instrument to which Foothill or any Subsidiary of Foothill is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.


                 SECTION 5.07. No Burdensome Agreements. Neither Foothill nor any Subsidiary thereof is a party to any agreement or instrument or subject to any restriction set forth in its organizational documents or provisions relating to its Capital Interests that has a Material Adverse Effect.

                 SECTION 5.08. No Material Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Foothill, threatened against or affecting Foothill, any Subsidiary thereof or any of their respective officers or directors before any court, arbitrator or governmental or administrative body or agency that, if adversely determined in the reasonable opinion of Foothill acting in consultation with counsel, would have a Material Adverse Effect. No injunction, writ, restraining order or other order of any nature adverse to Foothill or any Subsidiary thereof or the conduct of their respective businesses or inconsistent with the due consummation of any transaction contemplated by any Loan Document has been issued by any Governmental Authority. Neither Foothill nor any Subsidiary thereof is in default under any applicable material statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over Foothill or any Subsidiary thereof.

                 SECTION 5.09. Good Title to Properties. Foothill and its Subsidiaries have good and marketable title to all their respective properties and assets, subject only to such defects in title as do not detract materially from the value of such property or assets or impair the use thereof in the operation of their respective businesses, and subject to no Liens of any kind other than Liens which are expressly permitted under this Agreement.

                 SECTION 5.10. Margin Regulations. Neither Foothill nor any Subsidiary is engaged in the business of extending credit to others for the purpose of purchasing or carrying any "margin stock", as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. Not more than 25 percent of the value of the property or assets (either of Foothill only or of Foothill and its Consolidated Subsidiaries) subject to the provisions of Sections 8.01 or 8.05, or subject to any restriction contained in any agreement or instrument between Foothill and any Bank or any Affiliate of any Bank relating to Indebtedness and which agreement or instrument is within the scope of Sections 9.01(e) or 9.01(g), will be "margin stock."

                 SECTION 5.11. Investment Company. Neither Foothill nor any Subsidiary thereof is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Letters of Credit by the Issuing Bank, the repayment of drawings thereunder by Foothill and the performance of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                 SECTION 5.12. Disclosure. No representation or warranty made by, and no information regarding, Foothill or any Subsidiary thereof in any Loan Document or any other document furnished from time to time in connection herewith or therewith (other than projections or forecasts of future financial performance), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are or will be made, not misleading. The projections and forecasts of future financial performance of Foothill delivered to the Agent, the Issuing Bank and the Banks will be reasonable at the time they are delivered to the Agent, the Issuing Bank and Banks in light of then available current information. There is no fact known to Foothill that has, or that in the future might have, in the reasonable judgment of Foothill, a Material Adverse Effect, except as set forth or referred to in this Agreement or in another document or instrument heretofore furnished to the Agent, the Issuing Bank and the Banks.

                 SECTION 5.13. Taxes and Claims. Each of Foothill and its Subsidiaries has filed or caused to be filed, all Federal, state and local tax returns and reports that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which are currently being contested diligently in good faith by appropriate proceedings and in respect of which adequate reserves in conformity with GAAP have been provided on the books of Foothill or its Subsidiaries, as the case may be); and no tax Liens (other than those the amount or validity of which are currently being contested diligently in good faith by appropriate proceedings and in respect of which adequate reserves in conforming with GAAP have been provided on the books of Foothill or its Subsidiaries, as the case may be) have been filed and, to the knowledge of Foothill, no claims are being asserted with respect to any such taxes, fees or other charges. The income taxes chargeable against the income of Foothill and its Subsidiaries are paid by Foothill Group on consolidated income tax returns. The federal income tax liabilities of Foothill Group and each of its Subsidiaries have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ending on or prior to December 31, 1989; and all such liabilities (including all deficiencies assessed following audit) have been satisfied, except liabilities which would not be required to be satisfied under the provisions of Section 6.02 hereof. Schedule III describes all tax sharing arrangements or agreements to which Foothill or any Subsidiary thereof is a party or is subject or bound.

                 Each of Foothill and its Subsidiaries, to the knowledge of Foothill, has paid and discharged all lawful claims for labor, material, supplies and anything else that might or could, if unpaid, become a Lien on any of its properties (other than those the amount or validity of which are currently being contested diligently in good faith by appropriate proceedings and in respect of which adequate reserves in conformity with GAAP have been provided on the books of Foothill or its Subsidiaries, as the case may be).

                 SECTION 5.14. Trademarks, Patents, Etc. Each of Foothill and its Subsidiaries possesses all trademarks and service marks (or has licenses for the use thereof), trade names, copyrights, patents, licenses, permits, approvals and consents (including, without limitation, licenses, approvals and consents of Governmental Authorities) and rights in any thereof, adequate for the conduct of their respective businesses as now conducted or as currently proposed to be conducted, without conflict with the rights or claimed rights of others.

                 SECTION 5.15. Consents. No consent, authorization or action of, or filing with, any Governmental Authority or any other Person is required to authorize, or otherwise is required of Foothill or any Subsidiary thereof in connection with, the execution, delivery, performance, validity, or enforceability of any Loan Document or any of the instruments or documents to be delivered pursuant to any Loan Document.

                 SECTION 5.16.  Employee Benefit Plans.

                 (a) None of the Plans maintained at any time or the trusts created thereunder has engaged in any Prohibited Transaction that could subject any such Plan or trust to a material tax or penalty on Prohibited Transactions imposed under Code Section 4975 or ERISA Sections 502(i) or 502(l).

                 (b) The consummation of the transactions contemplated hereby does not and will not involve any Prohibited Transaction that could subject Foothill or an ERISA Affiliate to any material liability, tax or penalty imposed under Code Section 4975 or ERISA Sections 502(i) or 502(l).

                 (c) Neither Foothill nor any ERISA Affiliate contributes to or maintains, or since 1974 has contributed to or maintained, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, including any employee pension benefit plan subject to Title IV of ERISA or subject to the funding requirements of Section 412 of the Code.

                 (d) All Plans have at all times been operated and maintained in substantial compliance with ERISA and applicable provisions of the Code (including, but not limited to, Code Section 105). All Plans have substantially complied with, and are in substantial compliance with, Code Section 4980B and Treasury Regulations (whether proposed or final) relating thereto. No Plan provides benefits to retired employees of Foothill or such ERISA Affiliate, except to the extent required under Code Section 4980B and Treasury Regulations (whether proposed or final) relating thereto.

                 (e) Neither Foothill nor any ERISA Affiliate, individually or in the aggregate, has taken actions or undergone events which would cause liability to arise under WARN or regulations issued thereunder, or any applicable state law regarding employee terminations, mass layoffs or plant closings, and neither Foothill nor any ERISA Affiliate is aware of the existence of any such actions or events.

                 (f) Foothill and each ERISA Affiliate have made all contributions required to be made under each Plan as of the date of this Agreement.

                 SECTION 5.17. Financial Condition. The (a) consolidated balance sheet of Foothill and its Consolidated Subsidiaries, and consolidated statements of income, cash flow, and retained earnings of Foothill and its Consolidated Subsidiaries, as at the end of and for the fiscal year ended on December 31, 1993, as certified by Ernst & Young, independent certified public accountants, and (b) consolidated balance sheet of Foothill and its Consolidated Subsidiaries for the fiscal quarter ended March 31, 1994, and the related consolidated statements of income, cash flow, and retained earnings, as certified by the chief financial officer of Foothill to be true and correct, in each case heretofore furnished to the Agent, the Issuing Bank and the Banks, present fairly the financial condition of Foothill and its Consolidated Subsidiaries as at the dates of such balance sheets, and the results of their operations for such periods. All such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the comparable preceding period.

                 SECTION 5.18. Environmental Laws, Etc. Except to the extent that none of the following has or would have a Material Adverse Effect:

                 (a) all Property heretofore, now, or hereafter owned or operated by Foothill or any Subsidiary thereof and in their possession or over which they exercise control (including Repossessed Assets, collectively, the "Foothill Property") complied, complies and will comply in all material respects with all applicable Federal, state and local, environmental, health and safety statutes, guidelines, codes, ordinances and regulations;

                 (b) the Foothill Property does not contain and has not been, is not being, and will not be used to generate, manufacture, refine, produce, store, handle, transfer, process, dispose of, or transport, any Hazardous Materials, the effect of which would be to (i) violate any applicable Federal, state or local law or regulation or (ii) cause the incurrence of any liability that would have a Material Adverse Effect; and

                 (c) there are no underground storage tanks or surface impoundments located on, under, or within the Foothill Property that
         (i) are in violation of any applicable Federal, state or local law or regulation and (ii) the cost of remediation of which (to the extent not covered by insurance) would have a Material Adverse Effect.

                 SECTION 5.19. No Default or Event of Default; Compliance with Instruments. No event or condition has occurred and is continuing that constitutes a Potential Default or an Event of Default or that would constitute a Potential Default or Event of Default after notice or lapse of time or both. Foothill and each Subsidiary thereof is (a) in compliance with its charter instruments and by-laws and (b) in substantial compliance with the terms of all agreements and instruments of any kind to which it is a party or subject (including but not limited to agreements to repay borrowed money, and guarantees, leases of real or personal property as lessor or lessee, contracts for future purchase or delivery of goods or rendering of services, powers of attorney, distribution arrangements, patent license agreements, collective bargaining agreements, employment agreements, bonus, pension or retirement plans, or vacation pay, insurance or welfare agreements), other than agreements or instruments, the breach or termination of which, singly and in the aggregate, would not have a Material Adverse Effect; and no party is in default thereunder and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default.

                 SECTION 5.20. Solvency. Foothill and each of its Subsidiaries is Solvent, and neither Foothill nor any Subsidiary thereof, as a result of the transactions contemplated hereby or by any other Loan Document, will (a) become not Solvent, (b) be left with unreasonably small capital, or
(c) have liabilities (including contingencies) in excess of either the fair value or the then fair salable value of its assets.

                 SECTION 5.21. Use of Facility. Foothill will use the credit extended hereunder only to make available to its commercial finance customers letters of credit.

                 SECTION 5.22. No Material Adverse Change. There has not occurred since December 31, 1993, a material adverse change in the business, operations, condition (financial or otherwise) or prospects of Foothill and its Subsidiaries taken as a whole; there has not occurred any other event, act or condition which could have a Material Adverse Effect; and there is not threatened, with a reasonable likelihood of occurrence, either an adverse change since March 31, 1994, in the business, operations, condition (financial or otherwise) or prospects of Foothill and its Subsidiaries taken as a whole or any other event, act or condition which could have a Material Adverse Effect.

                 SECTION 5.23. Insurance. Foothill and each Subsidiary thereof maintain with financially sound and reputable insurers (not related to or affiliated with Foothill) insurance with respect to their properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

                 SECTION 5.24. Ownership and Subsidiaries. Foothill is a wholly-owned Subsidiary of Foothill Group. Foothill has no Subsidiaries except FCC Holdings Limited, a California corporation. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock.

                 SECTION 5.25. Partnerships and Other Affiliated Entities. Neither Foothill nor any Subsidiary thereof (a) is or has agreed or otherwise has a duty to become a general partner of any person or otherwise generally liable for or on account of the liabilities, acts or omissions of another Person, (b) has agreed or otherwise has a duty to make capital contributions to or on account of another Person, or (c) has an interest in another Person or has or may have a liability to or on account of such Person which interest or liability could reasonably be expected to have a Material Adverse Effect.

                 SECTION 5.26.  Other Debt.

                 (a) Each offering and sale of Senior Indebtedness and Subordinated Debt has been and will be made in accordance with the applicable terms of the Securities Act of 1933, as amended (including applicable rules and regulations thereunder), the Securities Exchange Act of 1934, as amended (including applicable rules and regulations thereunder), applicable state securities and "blue sky" laws and other applicable laws.

                 (b) All of the Obligations constitute and will constitute "Superior Indebtedness" or "Senior Indebtedness" within the meaning ascribed to such terms in all loan agreements, indentures, and other agreements relating to, and in all notes evidencing, Subordinated Debt. The subordination provisions of such agreements and instruments relating to or evidencing Subordinated Debt are enforceable against Foothill Group and the holders from time to time (including any pledgee thereof and any trustee or other representative of such holders) of the Subordinated Debt in accordance with their respective terms.

                 SECTION 5.27. Account Parties. No Account Party is an Affiliate or a Subsidiary of Foothill or Foothill Group.

                 SECTION 5.28. Collateral. The subrogation rights of Foothill against each Account Party for payments under its guaranty in Article III hereof are fully supported by collateral pledged to Foothill by such Account Party under existing credit facilities.

                 SECTION 5.29. Letter of Credit Liability. The aggregate Letter of Credit Liability relating to the Letters of Credit does not exceed 60% of Consolidated Net Worth.

                 SECTION 5.30. Foothill Credit Decision. Foothill shall have the sole and independent responsibility to perform such credit analysis and other investigation in respect of each Account Party, and to obtain such documents and information, as it deems necessary and appropriate to make its own decision to Approve an Application and Agreement. Foothill is not relying, and shall not rely, on any Bank or the Issuing Bank to make any investigation at any time of any Account Party or to disclose to Foothill at any time any information concerning any Account Party. Foothill understands and agrees that
(a) the purpose and structure of the financing and the guaranty by Foothill contemplated by this Agreement is to prevent any Bank or the Issuing Bank from having to make any investigation at any time of any Account Party or from having to disclose to Foothill at any time any information concerning any Account Party and (b) the parties hereto have agreed to shift to Foothill the entire duty and risk of investigation and disclosure concerning each Account Party.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

                 Foothill covenants and agrees that, until all obligations are paid in full and the Commitments of all Banks are terminated, unless specifically waived in writing by the Agent on behalf of the Required Banks:

                 SECTION 6.01.  Reporting and Information Requirements.

                 (a) Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of Foothill, Foothill shall furnish to Agent and the Banks:

                          (i) consolidated and consolidating statements of income, retained earnings and cash flow of Foothill Group and its Consolidated Subsidiaries for such fiscal year and consolidated and consolidating balance sheets of Foothill Group and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, and

                          (ii) consolidated and consolidating statements of income, retained earnings and cash flow of Foothill and its Consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of Foothill and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures of the preceding fiscal year, and all accompanied by a report thereon of Ernst & Young, or other independent public accountants of recognized national standing selected by Foothill, containing an opinion unqualified as to scope limitations imposed by Foothill, unqualified as to Foothill being a going concern and otherwise without qualification except as therein noted, to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Foothill and its Subsidiaries as of the end of the fiscal year being reported on and that the consolidated results of the operations and cash flows for said year are in conformity with generally accepted accounting principles and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

                 (b) Quarterly Reports. As soon as practicable, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of Foothill, Foothill shall furnish to Agent and the Banks:

                          (i) unaudited consolidated and consolidating statements of income, retained earnings and cash flows for Foothill Group and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and unaudited consolidated and consolidating balance sheets of Foothill Group and its Consolidated Subsidiaries as of the close of such fiscal quarter, and exhibits to each, and

                          (ii) unaudited consolidated and consolidating statements of income, retained earnings and cash flows for Foothill and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an unaudited consolidated and consolidating balance sheet of Foothill and its Consolidated Subsidiaries as of the close of such fiscal quarter, and exhibits to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding fiscal quarter (except for the balance sheets, which shall set forth in comparative form the corresponding balance sheets as of the prior fiscal year end), and (except in the case of such consolidating statements) certified by an Authorized Representative of Foothill as presenting fairly the financial position of Foothill and its Consolidated Subsidiaries as of the end of such fiscal quarter, and the results of their operations and the changes in their financial position for, such fiscal quarter, in conformity with GAAP, subject to year-end audit adjustments.

                 (c) Compliance Certificates. Within 90 days after the end of each fiscal year of Foothill and within 45 days after the end of each of the first three quarters of each fiscal year, Foothill shall deliver to the Agent and the Banks a certificate dated as of the end of such fiscal year or quarter, signed on behalf of Foothill by its Authorized Representative (i) stating that as of the date thereof no Potential Default or Event of Default has occurred and is continuing or exists, or if a Potential Default or Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by Foothill, (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of Article VII and Sections 8.02(a)(vii), 8.02(viii), 8.03 and 8.08 hereof and (iii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate.

                 (d) Accountant's Certificate. Each set of consolidated statements and balance sheet of Foothill delivered pursuant to Section 6.01(a) hereof shall be accompanied by a certificate or report dated as of the date of such statements and balance sheet by the accountants who certified such statements and balance sheet stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Potential Default or Event of Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

                 (e) Other Reports and Information. Promptly upon the issuance or filing thereof, Foothill shall deliver to the Agent and the Banks a copy of all reports that Foothill, any Subsidiary thereof or the Foothill Group shall file with the Securities and Exchange Commission (or any successor thereto), any other Governmental Authority with responsibility for regulating the business of Foothill, any

         Subsidiary thereof, or Foothill Group or any securities exchange, and all reports, notices or statements sent to all holders of Capital Interests in or Indebtedness of Foothill, any Subsidiary thereof or Foothill Group. Foothill shall provide the Agent and the Banks with copies of any certificates or notices furnished to any party in respect of any optional redemption of, or default under, any Senior Indebtedness (other than the Obligations) or Subordinated Debt, which notice or certificate shall be delivered concurrently with Foothill's delivery of such certificate or notice to such other party.

                 (f) Net Receivable Information. As soon as practicable and in any event within 45 days after the close of each of the first three fiscal quarters of Foothill and within 90 days after the close of the fiscal year of Foothill, Foothill shall furnish to the Agent and the Banks a report (i) describing items included in the Net Amount of Finance Receivables and reports on Non-Performing Assets, in any case in excess of $1,000,000, (ii) describing the type and estimated market value of items included in Purchased Receivables in excess of $2,000,000, (iii) describing the type and estimated market value of items included in Purchased Receivables which are not secured or are not fully secured, (iv) listing each new Finance Receivable having a Net Amount in excess of $2,000,000 closed during such fiscal quarter, including a designation as to the type of Finance Receivable and a description of the collateral, (v) identifying the ten largest obligors by Net Amount of Finance Receivables, including a designation as to the type of Finance Receivable and a description of the collateral and (vi) listing all outstanding letters of credit and guarantees in excess of $1,000,000 as of the end of such fiscal quarter or fiscal year.

                 (g) Further Information. Foothill will promptly furnish to the Agent and the Banks such other information and in such form as any Bank or the Agent may reasonably request.

                 SECTION 6.02. Taxes and Claims. Foothill and its Subsidiaries shall pay and discharge (a) all taxes, assessments and governmental charges upon or against them or their respective properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such charges are being contested diligently in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided therefor on the books of Foothill or such Subsidiary, as the case may be, and (b) all lawful claims, whether for labor, materials, supplies, services or anything else that might or could, if unpaid, become a Lien or charge upon the properties or assets of Foothill or any Subsidiary thereof, which Lien would not be permitted under this Agreement, unless and to the extent such claims are being contested diligently in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided therefor on the books of Foothill or such Subsidiary.

                 SECTION 6.03.  Insurance.  Foothill and its Subsidiaries shall
(a) keep all of their respective properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, and (b) maintain adequate insurance at all times with responsible carriers against liability on account of damage to persons and property and under all applicable worker's compensation laws. For the purposes of this
Section 6.03, insurance shall be deemed adequate if the same is not less extensive in coverage and amount than is customarily maintained by other persons engaged in the same or similar business similarly situated.

                 SECTION 6.04. Books and Records. Foothill and its Subsidiaries shall maintain at all times true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP consistently applied and in compliance with the regulations of any Governmental Authority having jurisdiction over it.

                 SECTION 6.05. Properties in Good Condition. Foothill and its Subsidiaries shall keep their respective properties in good repair, working order and condition (subject to such wear and tear as may occur in the ordinary course of business) and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

                 SECTION 6.06. Inspection. Foothill shall allow any representative of the Agent, the Issuing Bank or any of the Banks to visit and inspect its properties and the properties of any Subsidiary of Foothill, to examine and audit the books of account and other records and files of Foothill and its Subsidiaries, to make copies thereof and to discuss the affairs, business, finances and accounts of Foothill and its Subsidiaries with their respective officers and employees, all at such reasonable times and as often as the Agent, the Issuing Bank or the Banks may request. Audits and inspections by or at the request of any Bank shall be at the expense of such Bank, and audits and inspections by or on behalf of Agent shall be at the expense of all the Banks, except that, if an Event of Default shall have occurred and be continuing, all such audits and inspections by the Agent shall be at the expense of Foothill. Any Bank may request an audit and inspection by the Agent if an Event of Default shall have occurred and be continuing.

                 SECTION 6.07. Pay Indebtedness and Perform Other Covenants. Foothill shall make full and timely payments of the principal of and interest on the Notes and all other amounts owed by Foothill to Agent, Issuing Bank or the Banks, whether now existing or hereafter arising, under this Agreement or otherwise, and Foothill and its Subsidiaries shall comply duly with all the terms and covenants contained in each of the instruments and documents furnished in connection with or pursuant to the Loan Documents or otherwise, all at the times and places and in the manner set forth therein.

                 SECTION 6.08. Compliance With Laws. Foothill and its Subsidiaries shall comply with all applicable laws and regulations, including but not limited to, Federal, state and local laws and regulations relating to commercial lending, disclosure, collection and licensing, where the failure so to comply would have, in the opinion of management in consultation with counsel, a Material Adverse Effect.

                 SECTION 6.09. Notice of Certain Events. Promptly, but in no event later than ten (10) Business Days after obtaining knowledge thereof, Foothill shall give written notice to the Agent, the Issuing Bank and the Banks of:

                 (a) any litigation, including arbitrations, and any investigations or proceedings before any Governmental Authority brought against Foothill or any Subsidiary thereof (whether or not the claim is considered to be covered by insurance) that might, if determined adversely, have a Material Adverse Effect, or where the amount involved, when added together with all other amounts involved in any other litigation, investigation, arbitration or proceeding affecting Foothill or any Subsidiary thereof, might have a Material Adverse Effect;

                 (b) any written notice of a violation received by Foothill or any Subsidiary thereof from any Governmental Authority that, if such violation were established, might have a Material Adverse Effect; and

                 (c) any Potential Default or Event of Default, specifying the nature and extent thereof and specifying the course of action to be taken by Foothill to cure such Potential Default or Event of Default.

                 SECTION 6.10.  Environmental Laws, Etc.

                 (a) Except to the extent that the following does not have and would not have, in the reasonable opinion of management, a Material Adverse Effect, Foothill and each Subsidiary thereof shall (i) keep all Property owned or operated by them or in their possession or over which they exercise control free of Hazardous Materials, (ii) comply with all requirements of all applicable Federal, state and local environmental, health, safety and sanitation laws, ordinances, regulatory and administrative authorities with respect thereof, (iii) not use any Property to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, Hazardous Materials, (iv) not knowingly make or acquire any Finance Receivable secured by Property that has been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or deal in any manner with Hazardous Materials except upon conducting an environmental liability review that is satisfactory in the reasonable opinion of management, (v) not knowingly foreclose on or repossess any Property that has been so used, (vi) not knowingly cause or permit the installation or placement of Hazardous Materials onto any Property or onto any adjacent property or suffer the presence of Hazardous Materials on any Property. Foothill and its Subsidiaries shall undertake promptly and pursue diligently to complete appropriate remedial clean-up action in the event of any release of Hazardous Materials on, upon or into any property owned or operated by any of them or any Property adjacent thereto.

                 (b) Foothill agrees to provide the Agent with copies of any notifications of releases of Hazardous Materials that Foothill or any Subsidiary thereof either gives to or receives from any Governmental Authority or any other Person with respect to any Property owned or operated by any thereof or securing any Finance Receivable or Purchased Receivables, except where such release could not have a Material Adverse Effect. Such copies shall be sent to the Agent concurrently with the mailing or delivery of such copies to the Governmental Authority.

                 SECTION 6.11. Further Assurances. Upon the request of the Agent, the Issuing Bank or the Required Banks, Foothill shall duly execute and deliver, or cause to be duly executed and delivered, to the Agent (without cost to the Agent or the Banks) such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Agent, the Issuing Bank or such Banks to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

                 SECTION 6.12. ERISA. Foothill and each ERISA Affiliate shall comply with, and shall operate and maintain each Plan in compliance with ERISA and all applicable provisions of the Code.

                 SECTION 6.13. Maintain Existence. Foothill and each Subsidiary thereof shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect:

                 (a)  their current form of organization;

                 (b)  their good standing in their jurisdiction of organization;

                 (c) their qualification and good standing in each jurisdiction in which the ownership of their properties or the nature of their business or both makes such qualification necessary or desirable; and

                 (d) all their other rights, licenses, permits and franchises, the change, termination or loss of which might (other than as specified in (a) above) have a Material Adverse Effect; and shall conduct and operate their respective businesses in substantially the manner in which they currently are conducted and operated, without material alteration or change in the nature of such business; provided, however, that the merger of FCC Holdings into Foothill shall not be deemed in and of itself to have a Material Adverse Effect.

                 SECTION 6.14. Foothill Credit Analysis. Foothill shall, independently and without reliance on any Bank, the Agent or the Issuing Bank, make such credit analysis and other investigations, and request such documents and information, as it deems necessary and appropriate to make its own credit decision to Approve each Application and Agreement.


                                  ARTICLE VII

                              FINANCIAL COVENANTS

                 Foothill covenants and agrees that, until all Obligations are paid in full and the Commitments of all Banks are terminated, Foothill shall not, without the prior written consent of the Agent, on behalf of the Required Banks, suffer or permit:

                 SECTION 7.01. Adjusted Consolidated Net Worth. Adjusted Consolidated Net Worth shall not be less than $75,000,000 at any time.

                 SECTION 7.02.  Indebtedness.

                 (a) Outstanding Senior Indebtedness (other than Guaranties) shall not exceed an amount equal to 340% of the sum of (i) Adjusted Consolidated Net Worth, plus (ii) outstanding Subordinated Debt.

                 (b) Outstanding Subordinated Debt shall not exceed an amount equal to 125% of Adjusted Consolidated Net Worth.

                 (c) Outstanding Senior Subordinated Debt shall not exceed an amount equal to 60% of the sum of (i) Adjusted

         Consolidated Net Worth, plus (ii) outstanding Junior Subordinated
         Debt.

                 Notwithstanding the foregoing, Foothill agrees that the Banks shall have the benefit of the covenants contained in Section 9.6A of the Loan Agreement dated as of November 10, 1980 between Foothill and each of the lenders named therein; provided that the Banks shall only be entitled to the benefits of said Section 9.6A so long as said sections have not been amended to be less restrictive than Section 7.02 hereof or any notes issued under the Loan Agreement dated as of November 10, 1980 shall remain outstanding; provided, however, Foothill shall at all times be and remain subject to the provisions of this Section 7.02.

                 SECTION 7.03. Unused Committed Bank Credit Facilities. The sum of (a) aggregate outstanding face amount of commercial paper issued by Foothill and (b) the aggregate outstanding principal amount of loans permitted by Section 8.02(a)(ii)(B)(II) shall not exceed the aggregate unborrowed amount of Aggregate Commitments (as defined in the Revolver Agreements).

                 SECTION 7.04. Purchased Receivables. The Net Amount of Purchased Receivables shall not exceed $75,000,000.

                 SECTION 7.05. Industry Concentration. The aggregate Net Amount of all Finance Receivables owed by all borrowers in any single industry, as defined by two-digit SIC codes, shall not exceed an amount equal to 10% of Consolidated Assets at the end of any two consecutive fiscal quarters of Foothill. Notwithstanding the foregoing, Wholesale Trade Durable Goods (SIC Code 50) and Wholesale Trade Non-Durable Goods (SIC Code 51) shall be excluded from the above limitation.

                 SECTION 7.06. Settlement Securities. The aggregate book value (as measured by original cost) of all Settlement Securities granted to and held by Foothill or any of its Subsidiaries shall not exceed 7.5% of Consolidated Assets.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                 Foothill covenants and agrees that, until all Obligations are paid in full and the Commitments of all Banks are terminated, Foothill shall not, without the prior written consent of the Agent on behalf of the Required Banks, do or suffer to occur or exist or agree to be liable to do, any of the following:

                 SECTION 8.01. Liens. Foothill shall not, and shall not permit any Subsidiary thereof to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except:

                 (a) Liens on Property existing on the New Effective Date which secure Indebtedness in an aggregate amount of less than $100,000;

                 (b) Liens constituting renewals, extensions or replacements of Liens permitted by clause (a) above, provided that the principal amount of the Indebtedness secured by any such new Lien does not exceed the principal amount of the Indebtedness being renewed, extended or refunded at the time of renewal, extension or refunding thereof and that such new Lien attaches only to the same property subject to such earlier Lien;

                 (c) Liens securing taxes, assessments or governmental charges or levies, or the claims or demands of materialmen, mechanics, carriers, workmen, repairmen, warehousemen, landlords and other like Persons, not yet delinquent or that are being contested diligently in good faith by appropriate proceedings and in respect of which adequate reserves in conformity with GAAP have been provided on the books of Foothill or the applicable Subsidiary thereof;

                 (d) other Liens (including pledges or deposits in accordance with worker's compensation laws), incidental to the conduct of its business or the ownership of its property and assets, that are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and that in the aggregate do not detract materially from the value of its property or assets, or materially impair the use thereof in the operation of its business;

                 (e) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that execution or other enforcement of such Liens is effectively stayed, the claims secured thereby are being contested diligently in good faith by appropriate proceedings and adequate reserves in conformity with GAAP have been provided on the books of Foothill or the applicable Subsidiary thereof;

                 (f) purchase money Liens on tangible personal property securing all or part of the purchase price thereof payable by Foothill or a Subsidiary thereof (including, without limitation, tangible personal property acquired to be leased to customers of Foothill or any Subsidiary thereof in the ordinary course of business) and Liens (whether or not assumed) existing in property at the time of purchase thereof by Foothill or any Subsidiary thereof, as the case may be; provided that each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof;

                 (g) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, Foothill or any Subsidiary thereof;

                 (h) Liens on assets of Foothill acquired by Foothill as a result of foreclosures or deeds in lieu relating to collateral securing extensions of credit by Foothill made in the ordinary course of business; provided, that in each such case such Lien is limited to such acquired asset; and

                 (i) Liens (exclusive of those described in subparagraphs (a) through (h) above) that secure or represent the incurring of Indebtedness the repayment of which in the aggregate for Foothill and its Subsidiaries does not exceed $100,000 per fiscal year of Foothill.

In no event shall this Section 8.01 be construed to permit any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law or any Lien on Capital Interests of any direct or indirect Subsidiary of Foothill.

                 SECTION 8.02.  Indebtedness.

                 (a) Foothill shall not, and shall not permit any Subsidiary thereof to, create, incur, assume or suffer to exist, contingently or otherwise, any Indebtedness, except:

                      (i) Indebtedness to the Agent, the Issuing Bank and the Banks arising hereunder or under any of the other Loan Documents and, prior to the New Effective Date, Indebtedness under the Existing Agreement;

                     (ii)  the following other Senior Indebtedness:

                            (A)  Permitted Senior Debt, and

                            (B)  subject to compliance with the requirements of
                            Section 7.03 hereof,

                                 (I)  Indebtedness evidenced by commercial
                            paper issued by Foothill,

                                (II)  Indebtedness in respect of loans under
                            uncommitted credit facilities extended by any financial institution; provided that, the covenants, defaults and other requirements applicable to such Indebtedness are no more restrictive upon Foothill and its Subsidiaries than those contained in the Loan Documents;

                    (iii)  Permitted Subordinated Debt;

                     (iv) Indebtedness secured by a Lien described in Section 8.01(f) or 8.01(h) hereof; provided that any such Indebtedness that is secured by a Lien described in Section 8.01(h) hereof is not assumed by Foothill or any Subsidiary thereof;

                      (v) unsecured accounts payable and other current liabilities incurred in the ordinary course of business other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments;

                     (vi) obligations to return cash collateral or security deposits taken as collateral for loans and leases extended by Foothill in the ordinary course of its business;

                    (vii)  the following other Indebtedness:

                           (A)  contingent liabilities arising from the
                           endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business;

                           (B) Indebtedness in respect of letters of credit and guarantees, whether (I) issued directly by Foothill or by a financial institution for the account of Foothill or of third party customers of Foothill, in either case fully supported by collateral pledged to Foothill by third parties under existing credit facilities, issued in the ordinary course of Foothill's business under usual and customary terms for the account of persons who are not Affiliates or Subsidiaries of Foothill or Foothill Group, or (II) issued by a financial institution for the account of Foothill to secure or support interest rate swaps, caps, collars or other interest rate risk management contracts entered into by Foothill; provided that the aggregate contingent liability of Foothill under such letters of credit and guarantees does not at any time exceed an amount equal to 60% of Consolidated Net Worth at such time;

                           (C) indemnities by Foothill or any Subsidiary thereof of the liabilities of its





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
         directors or officers pursuant to provisions contained in its articles of incorporation or bylaws or as otherwise permitted by applicable law; and

                      (viii) advances to, and other Indebtedness of, any Subsidiary of Foothill owed to or held by Foothill; provided that the aggregate of all such advances and other Indebtedness amount at any time outstanding does not exceed an amount equal to 6% of Consolidated Net Worth at such time.

                 (b) Foothill shall not, and shall not permit any Subsidiary thereof to, enter into any arrangements, directly or indirectly, with any Person, whereby Foothill or any Subsidiary thereof shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business in connection with the rental or lease of the property so sold or transferred or of other property that Foothill or any Subsidiary thereof intends to use for substantially the same purpose or purposes as the property so sold or transferred.

                 SECTION 8.03.  Restricted Payments.

                 (a) Foothill, on a consolidated basis with its Subsidiaries, shall not make, or commit to make, any Restricted Payment if, after giving effect to the proposed Restricted Payment, at the date of declaration in the case of a dividend or at the date of distribution in the case of any other proposed Restricted Payment (each such date, as the case may be, being herein called the " Computation Date"),

                      (i)     the sum of

                              (A) the aggregate amount of all dividends (other than dividends payable solely in Capital Interests of Foothill) declared during the period commencing January 1, 1994 and ending on the Computation Date (herein called the " Computation Period"), plus

                              (B)  the aggregate amount of all other
                          Restricted Payments made during the Computation Period (and any commitments for other Restricted Payments during the Computation Period and outstanding on the Computation Date)

                 exceeds $15,326,000 plus 50% (or, in the case of a deficit, minus 100%) of Consolidated Net Income for the Computation Period;





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
                     (ii) the sum of all such Restricted Payments for the current fiscal year exceeds Consolidated Net Income for the immediately preceding fiscal year; and

                    (iii) at the time of such Restricted Payment and immediately after giving effect thereto, a Potential Default or Event of Default shall have occurred and be continuing.

                 (b)  Notwithstanding the foregoing restrictions of this
         Section 8.03, Foothill may make an optional payment in respect of any outstanding Subordinated Debt in exchange for, or out of the net proceeds of the substantially concurrent sale of, its Capital Interests or other Subordinated Debt, and no such optional payment shall be included in any computation for the above subsection (a).

                 SECTION 8.04. Investments. Foothill shall not make or obligate itself to make, and shall not permit any Subsidiary to make or obligate itself to make any Restricted Investment, except:

                 (a) trade credit extended, and loans and advances extended to subcontractors or suppliers, under usual and customary terms in the ordinary course of business;

                 (b) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                 (c) subject to Section 8.10 hereof, credit extended under usual and customary terms in the ordinary course of Foothill's business to Persons who are not Affiliates or Subsidiaries of Foothill or Foothill Group;

                 (d)  subject to Section 7.06, Settlement Securities;

                 (e) Capital Interests in Persons that, as of the New Effective Date, are Subsidiaries;

                 (f) advances by Foothill to, and other Indebtedness held by Foothill of, any Subsidiary thereof; provided that such advances and other Indebtedness are permitted pursuant to Section 8.02(a)(viii) hereof; and

                 (g) subject to Section 7.04, Public Debt Securities and Non-Public Debt Instruments.

                 SECTION 8.05. Merger, Consolidation, Sale and Transfers of Assets.

                 (a) Foothill shall not, and shall not permit any Subsidiary thereof to, enter into any transaction of merger, consolidation, partnership, or joint venture with, or





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
         transfer, sell, assign, lease, or otherwise dispose of their respective properties or assets to any Person, or purchase all or a substantial portion of the properties or assets of any other Person from such Person, other than in the ordinary course of business, except that:

                      (i) Foothill may make cash acquisitions of secured commercial finance or leasing portfolios in an amount, in any fiscal year, up to 10% of Consolidated Assets as of the end of the previous fiscal year;

                     (ii) Foothill may sell or dispose of assets, other than in the ordinary course of business, in an amount, in any fiscal year, up to 2.5% of Consolidated Assets as of the end of the previous fiscal year; and

                    (iii) Any Subsidiary of Foothill may consolidate with or merge into Foothill, provided that Foothill is the survivor of any such consolidation or merger.

                 (b) Foothill shall not, and shall not permit any Subsidiary thereof to, sell to any Person (other than Foothill or a Subsidiary thereof) any Capital Interests in any Subsidiary of Foothill owned by Foothill or any other Subsidiary thereof.

                 SECTION 8.06. Permitted Business. Foothill shall not engage in any business which is substantially different from the business of secured commercial financing and leasing. FCC Holdings Limited shall only engage in its business of owning, operating and liquidating Repossessed Assets.

                 SECTION 8.07. Amendments of Agreements. Foothill shall not amend, modify or change, in any material respect, any of the terms of its Subordinated Debt if, after giving effect to such modification, such Subordinated Debt would fail to qualify as Permitted Subordinated Debt if newly issued upon such modified terms (other than because of its then remaining maturity and weighted average life to maturity). Foothill shall not amend, modify or change any of the terms of the subordination provisions applicable to any Subordinated Debt. Foothill will not amend, modify or change in any material respect any of the terms of its Senior Indebtedness if, after giving effect to such modification, such Senior Indebtedness would fail to qualify as Permitted Senior Debt if newly issued upon such modified terms.

                 SECTION 8.08.  Transactions with Affiliates.

                 (a) Neither Foothill nor any Subsidiary thereof shall enter into, or cause, suffer, or permit to exist, any transactions, including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate, on terms that are less favorable to it than those that would be obtainable at the time from any Person that is not such an Affiliate.

                 (b) Neither Foothill nor any Subsidiary thereof shall make any payments to or on behalf of, or transfer funds to, Foothill Group or any Subsidiary thereof, except that if no Potential Default or Event of Default has occurred and is continuing or exists or would occur or exist as a result thereof:

                          (i) Foothill and its Subsidiaries may pay allocated administrative overhead expenses in an aggregate amount not to exceed 2% of Total Revenues per fiscal year of Foothill, to the extent charged to Foothill and its Subsidiaries by Foothill Group;

                         (ii) Foothill and its Subsidiaries may pay taxes chargeable, on the basis of GAAP, to Foothill and such Subsidiaries in accordance with the tax sharing arrangements described on Schedule III;

                        (iii) subject to the provisions of the Foothill Group Subordination Agreement, Foothill may make regularly scheduled payments on account of the Foothill Group Subordinated Debt; and

                         (iv) Foothill may pay dividends on its Capital Interests held by Foothill Group and make other Restricted Payments to the extent such payments otherwise are permitted under the provisions of Section 8.03 hereof.

                 (c) Foothill and its Subsidiaries may carry out such transactions with its Affiliates as are described on Schedule IV hereto.

                 SECTION 8.09. Inconsistent Agreements. Foothill shall not, and shall not permit any Subsidiary thereof to, enter into any agreement that contains any provisions that would be violated or breached by any Issuance of any Letter of Credit hereunder or by the performance by Foothill or any Subsidiaries of their respective obligations under any of the Loan Documents or by the granting of any security for the pro rata benefit of the holders of the Obligations and other Senior Indebtedness on a pari passu basis. Foothill shall not, and shall not permit any Subsidiary thereof to, enter into, become or remain subject to any agreement or instrument to which Foothill or such Subsidiary is a party or by which either of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents.





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
                 SECTION 8.10. Borrower Concentration. Foothill will not enter into any lending arrangement with any borrower if, immediately after the consummation of such lending arrangement and after giving effect thereto: (a) there shall be more than ten borrowers for which the aggregate principal amount of all loans, letters of credit, guarantees and other obligations by Foothill to each such borrower exceeds 10% of Consolidated Capital Funds or (b) the aggregate principal amount of all loans, letters of credit, guarantees and other obligations by Foothill to such borrower would exceed 15% of Consolidated Capital Funds.

                 SECTION 8.11. Subsidiaries. Foothill shall not, and shall not permit any Subsidiary thereof to, undertake or cause the incorporation or organization of any Subsidiaries.

                 SECTION 8.12. Consolidated Tax Return. Foothill shall not, and shall not suffer any Subsidiary thereof to, file or consent to the filing of any consolidated income tax return with any Person other than Foothill Group and its Subsidiaries or to pay income tax liabilities otherwise than in accordance with the tax sharing arrangements described on Schedule III.

                 SECTION 8.13. Compliance with ERISA. Foothill shall not permit or suffer to exist any Prohibited Transaction involving any of the Plans or any trust created thereunder that would subject Foothill or any ERISA Affiliate to a material tax or penalty on Prohibited Transactions imposed under Code Section 4975 or ERISA Sections 502(i) or 502(l); fail to pay to any Plan any required contribution under the terms of such Plan; permit or suffer to exist any liability under Code Section 4980B or Treasury Regulations (whether proposed or final) relating thereto; or permit or suffer to exist any tax or penalty for failure to comply with the requirements of Title 1 of ERISA, which singly or in the aggregate would result in any material liability, tax or penalty to Foothill and/or any ERISA Affiliate.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

                 SECTION 9.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) default shall be made by Foothill in the due and punctual payment of any amount due and owing to the Agent, the Issuing Bank or the Banks, when and as the same shall become due and payable;

                 (b) default shall be made by Foothill or any Subsidiary thereof in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in Section 6.02, 6.04, 6.13, Article VII or Article VIII hereof;

                 (c) default shall be made by Foothill or any Subsidiary thereof in the performance or observance of, or shall occur under, any other covenant, agreement or provision of this Agreement (other than Section 6.07 hereof) and such default shall not have been remedied within 30 days after such failure shall first have become known to any officer of Foothill or such Subsidiary, as the case may be;

                 (d) default shall be made by Foothill or any Subsidiary thereof in the performance or observance of, or shall occur under, any covenant, agreement or provision of any other Loan Document or in any other agreement, instrument or document delivered to the Agent, the Issuing Bank or the Banks and such default shall not have been remedied within such grace or cure period, if any, as may be provided therefor;

                 (e) Foothill or any Subsidiary thereof shall default (i) in the payment of any principal, interest or premium with respect to any Indebtedness (other than Indebtedness under the Loan Documents) for borrowed money or any obligation that is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, therein specified, or (ii) the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due or requiring Foothill to repurchase or repay prior to its scheduled maturity;

                 (f) any representation or warranty or any other statement of fact herein or in the other Loan Documents, or in connection with the transactions contemplated hereby or thereby, or in any writing, certificate, report or statement at any time furnished by Foothill or any Subsidiary thereof to Agent, the Issuing Bank or any of the Banks pursuant to or in connection with this Agreement or the other Loan Documents shall prove to have been false or misleading in any material respect when made;

                 (g) Any "Event of Default" as defined in and under either of the Revolver Agreements shall have occurred and be continuing;

                 (h) Foothill or any Subsidiary thereof shall admit in writing its inability to pay its debts or obligations or shall file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of itself or of the whole or substantially all of its property; file a petition or an answer to a petition under any chapter of the United States Bankruptcy Code, as amended (11 U.S.C. 101 et seq.); or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any state thereof or any foreign country;

                 (i) a court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of Foothill or any Subsidiary thereof or of the whole or substantially all of the property of any thereof, or enter an order for relief against Foothill or any Subsidiary thereof in any case commenced under any chapter of the United States Bankruptcy Code, as amended, or grant relief under any other similar law or statute of the United States of America, any state thereof or any foreign country; or if, under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession of Foothill or any Subsidiary thereof or of the whole or substantially all of the property of any thereof; or if there is commenced against Foothill or any Subsidiary thereof any proceeding for any of the foregoing relief or if a petition is filed against Foothill or any Subsidiary thereof under any chapter of the United States Bankruptcy Code, as amended, or under any other similar law or statute of the United States of America or any state thereof or any foreign country and such proceeding or petition remains undismissed for a period of 60 days; or if Foothill or any Subsidiary thereof by any act indicates its consent to, approval of or acquiescence in any such proceeding or petition;

                 (j) any judgment or judgments against Foothill or any Subsidiary thereof or any attachment or execution against any of their respective properties for any amount or amounts, in any case or in the aggregate, in excess of $500,000 shall remain unpaid, unstayed, undismissed or unbonded for a period of more than 60 days;

                 (k) (i) any Person shall engage in any Prohibited Transaction involving any Plan, or (ii) any other event or condition shall occur or exist with respect to a Plan; and in the case of clause (i) above, such event or condition, together with all other such events or conditions, if any, could subject Foothill or any of its ERISA Affiliates to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of Foothill or such Subsidiary;

                 (l) Capital Interests of Foothill are pledged as security for any obligations of Foothill Group;

                 (m)  a Change in Control shall occur;

                 (n) any term or provision of the subordination provisions contained in the documents related to the Subordinated Debt shall cease to be in full force and effect, or Foothill, Foothill Group, or any holder of any Subordinated Debt (or any trustee or agent on behalf of, or pledgee of such holders) shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest any term or provision of such subordination provisions; or

                 (o) Any Loan Document or term or provision thereof shall cease to be in full force and effect, or Foothill shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any Obligation;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Banks, by notice to Foothill, declare the obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Banks, by notice to Foothill, declare all Letter of Credit Liability relating to the Letters of Credit and all other amounts payable under this Agreement to be forthwith due and payable, whereupon all such Letter of Credit Liability and amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Foothill, (iii) shall at the request, or may with the consent, of the Required Banks, by notice to Foothill, require Foothill to provide to the Agent, in order to secure the payment of the Letter of Credit Liability relating to the Letter of Credit, cash collateral in an aggregate amount equal to such Letter of Credit Liability, and (iv) may exercise any other remedies provided hereunder or by law; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to Foothill under the Federal Bankruptcy Code,
(A) the obligation of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) all Letter of Credit Liability relating to the Letters of Credit and all other amounts payable under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Foothill.

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                                   ARTICLE X

                           THE AGENT AND ISSUING BANK

                 SECTION 10.01.  Authorization and Action.

                 (a) Each Bank and the Issuing Bank each hereby irrevocably appoints and authorizes Union to act as Agent under this Agreement and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or other Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by Foothill pursuant to the terms of this Agreement.

                 (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may elect to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the Application and Agreements relating to the Letters of Credit as fully as if the term "Agent", as used in this
         Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

                 SECTION 10.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may consult with legal counsel (including counsel for Foothill), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of Foothill or any Account Party or to inspect the property (including the books and records) of Foothill; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be teletransmitted) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 10.03. Union and Affiliates. Union shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Union in its individual capacity. Union and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Foothill or any Account Party and any person who may do business with or own securities of Foothill or any Account Party, all as if Union were not the Agent and without any duty to account therefor to the Banks.

                 SECTION 10.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 6.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

                 SECTION 10.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by Foothill or any Account Party), ratably according to the respective Bank's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by Foothill or any Account Party.

                 SECTION 10.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and Foothill. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof, or an Affiliate of such bank, having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                                   ARTICLE XI

                                 MISCELLANEOUS

                 SECTION 11.01.  Amendments, Etc.

                 (a) Amendments with Consent of Agent. Foothill or any Account Party and the Agent may enter into one or more amendments to any Loan Document without the consent of any Bank for any of the following purposes:

                          (i)     to cure any ambiguity, defect or
                 inconsistency herein or in any Application and Agreement or to make any change not inconsistent with the provisions hereof;

                     (ii) to convey, transfer, assign, mortgage or pledge any property to or with the Agent, or to make any other provisions with respect to matters or questions arising hereunder or under any Application and Agreement so long as such action shall not adversely affect the interests of the Banks;

                    (iii) to add to the covenants of Foothill hereunder for the benefit of the Banks; and

                     (iv)         to add to the rights of the Banks.

         Any such amendment must be in writing and signed by the Agent to be effective and then such amendment shall be effective only in the specific instance and for the specific purpose for which given.

                 (b)  Amendments with Consent of Banks.  Except as provided in
         Section 11.01(a), no amendment or waiver of any provision of any Loan Document, nor consent to any departure by Foothill or any Account Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) waive any of the conditions specified in Section 4.01 or 4.02, except as otherwise provided in such Sections, (ii) increase the Commitments of the Banks or subject the Banks to any additional obligations, (iii) reduce the principal of, or interest on, the Letter of Credit Liability or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the Letter of Credit Liability or any fees or other amounts payable hereunder, (v) change the Percentage, or the aggregate unpaid principal amount of the Letter of Credit Liability, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (vi) amend this Section 11.01; and provided, further , that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

                 SECTION 11.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including teletransmission communication) and mailed or teletransmitted or delivered, if to Foothill, at its address at 11111 Santa Monica Boulevard, Los Angeles, California 90025, Attention: Mr. David C. Hilton, Telephone Number: (310) 996-7000, Telecopy Number: (310) 478-2961; if to any Bank, at its address listed on the signature pages hereof or on the signature page of the Assignment and Acceptance pursuant to which it became a Bank; if to the Issuing Bank, at its address at 1980 Saturn Street, Monterey Park, California 91754, Attention: International Services Department, Mr. Jason Enomoto, Telecopy Number (213) 720-2773; and if to the Agent, at its address at 350 California Street, 11th Floor, San Francisco, California 94104, Attention:
Financial Services Industry Department, Telecopy Number (415) 705-7037; or, as to each party, at such other address as shall be designated by such party in a written notice to Foothill and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid, except that notices to the Agent pursuant to the provisions of Article II, III or X shall not be effective until received by the Agent.

                 SECTION 11.03. No Waiver; Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under, preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                 SECTION 11.04. Costs and Expenses. Foothill agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel (including "in-house" counsel) for the Issuing Bank and counsel (including "in-house" counsel) for the Agent with respect thereto and with respect to advising the Issuing Bank and the Agent as to their respective rights and responsibilities under the Loan Documents. Foothill further agrees to pay on demand all costs and expenses, if any, including, without limitation, reasonable counsel fees and expenses (including "in-house" counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 11.04.

                 SECTION 11.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 9.01 to authorize the Agent to declare the Letter of Credit Commitment and the Banks' Commitments to be terminated pursuant to the provisions of Section 9.01, each Bank and the Issuing Bank each is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or the Issuing Bank, as the case may be, to or for the credit or the account of Foothill against any and all of the obligations of Foothill owing to such Bank or the Issuing Bank, as the case may be, now or hereafter existing under any Loan Document, irrespective of whether or not such Bank shall have made any demand under such Loan Document, and although such obligations may be contingent or unmatured. Each Bank and the Issuing Bank each agree promptly to notify Foothill after any such set-off and application made by such Bank or the Issuing Bank, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and the Issuing Bank under this Section 11.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank or the Issuing Bank, as the case may be, may have.

                 SECTION 11.06. Binding Effect. This Agreement shall become effective when it shall have been executed by Foothill and the Agent and when the Agent shall have been notified by each Bank and the Issuing Bank that such Bank and the Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of Foothill, the Agent, the Issuing Bank and each Bank and their respective successors and assigns, except that Foothill shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

                 SECTION 11.07.  Assignments and Participations.

                 (a) Each Bank may assign to one or more financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement, (ii) unless the Agent otherwise consents, the aggregate amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its approval, acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $500.00. Upon such execution, delivery, approval, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                 (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Foothill or any Account Party or the performance or observance by Foothill or any Account Party of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.17 and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                 (c) The Agent shall maintain at its address referred to in Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Bank and the Commitment of each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Foothill, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Foothill or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been properly completed and is in substantially the form of Exhibit C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Foothill.

                 (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to Foothill hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Foothill, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                 SECTION 11.08. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 SECTION 11.09. Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 SECTION 11.10. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

                 SECTION 11.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 SECTION 11.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, except, in the case of Article II, to the extent such laws are inconsistent with the UCP.

                 SECTION 11.13. Waiver of Jury Trial. Each of Foothill, the Agent, the Banks and the Issuing Bank hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to any of the Loan Documents, or the actions of the Agent, any Bank or the Issuing Bank in the negotiation, administration, performance or enforcement thereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                       FOOTHILL CAPITAL CORPORATION



                       By: _____________________________
                           Name: _______________________
                           Title: ______________________

                       UNION BANK, as Agent



                       By: _____________________________
                           Name: _______________________
                           Title: ______________________


Commitment
- ----------
                       BANKS

$10,000,000            UNION BANK, as Issuing Bank and
                         as a Bank



                       By: _____________________________
                           Name: _______________________
                           Title: ______________________

                       Address for Notices:

                       Union Bank
                       350 California Street, 11th Floor
                       San Francisco, CA  94104
                       Attn:  Financial Services Industry
                                Department
                       Telecopy No.: (415) 705-7037

                                   EXHIBIT A

                FORM OF NOTICE FOR EXTENSION OF TERMINATION DATE


TO:      Union Bank
         ____________________________
         ____________________________

         Attention:  ____________________


         This NOTICE, dated __________, 19__, is being delivered pursuant to
Section 2.08 of the Third Amended and Restated Letter of Credit and Guaranty Agreement dated as of August 1, 1994 (as the same may from time to time be amended, supplemented or modified, the "Letter of Credit and Guaranty Agreement"), among Foothill Capital Corporation, the banks parties thereto, and Union Bank, as Agent.

                 The undersigned hereby agrees to extend the Termination Date (as defined in the Letter of Credit and Guaranty Agreement) to __________, 19__, in accordance with and subject to Section 2.08 of the Letter of Credit and Guaranty Agreement.


                             [Insert name of Bank]


                             By: ___________________________
                                 Name: _____________________
                                 Title: ____________________

                                   EXHIBIT B

                     FORM OF OPINION OF COUNSEL TO FOOTHILL


                                 August 1, 1994



To each of the Banks party to the Third Amended and Restated Letter of Credit and Guaranty
Agreement, as defined and referred to below, and to Union Bank, as Issuing Bank and as Agent for said Banks

                 Re:      Foothill Capital Corporation

Ladies and Gentlemen:

                 We have acted as counsel to Foothill Capital Corporation ("Foothill") in connection with the preparation, execution, and delivery of that certain Third Amended and Restated Letter of Credit and Guaranty Agreement dated as of August 1, 1994 (the "Agreement") among Foothill, the Banks party thereto and Union Bank, as Issuing Bank and as Agent for said Banks. This opinion letter is furnished to you pursuant to Section 4.01(d) of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

                 We have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments, and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.

                 We have made such investigations of fact and law, obtained such certificates of responsible officials of Foothill and of public officials, and done such other things as we have deemed necessary for the purpose of this opinion. We have examined a copy of the Agreement having an original signature of Foothill and facsimile signatures of the Agent and the Banks.

                 Whenever a statement herein is qualified by "known to us," "to our current actual knowledge," or similar phrase, it is intended to indicate that, in the course of our representation of Foothill, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the Agreement. However, unless

August 1, 1994
Page 2


expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Foothill.

                 The opinions expressed herein are qualified by the discussion following the numbered paragraphs in our opinion.

                 Based upon the foregoing, we are of the opinion that:

                 1. Foothill is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Foothill has the requisite corporate power and authority to own its properties and to transact the business in which it is engaged.

                 2. Foothill is duly qualified and in good standing under the laws of each jurisdiction where, to our current actual knowledge, its ownership, lease or operation of its property, or the conduct of its business, requires such qualification, except to the extent that failure to so qualify would not have a material adverse effect on Foothill.

                 3. To the best of our current actual knowledge, after due inquiry, Foothill has no Subsidiaries except for FCC Holdings Limited, a California corporation.

                 4. Foothill has the requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations under the Agreement.

                 5. The Agreement has been duly authorized by all necessary corporate action on the part of Foothill, has been duly executed and delivered by Foothill, and constitutes a valid and binding obligation of Foothill enforceable against Foothill in accordance with its terms.

                 6. Neither the execution and delivery of the Agreement nor consummation of the transactions therein contemplated nor performance of or compliance with the terms and conditions thereof will (a) violate any law or regulation, or (b) conflict with or result in a breach of or a default under or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any material adverse change in any right, power, privilege, duty or obligation of Foothill, or have any Material Adverse Effect on any right, power, privilege, duty or

August 1, 1994
Page 3


obligation with respect to Foothill or any Subsidiary under or in connection with,

                            (i) the Articles of Incorporation or Corporate By-Laws (or other constituent documents) of Foothill, or any Subsidiary of Foothill, or

                           (ii) to our current actual knowledge, after due inquiry, any material agreement or instrument to which Foothill or any Subsidiary of Foothill is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

                 7. No governmental consents, approvals, authorizations, registrations, declarations, or filings are required by Foothill in connection with its execution, delivery, and performance of the Agreement.

                 8. The Obligations constitute and will constitute "Superior Indebtedness" within the meaning ascribed to such term in the loan agreements for the Senior Subordinated Debt and Junior Subordinated Debt and the notes evidencing such Subordinated Debt set forth in Schedule VI to the Agreement (the "Loan Agreements"), except as to those two notes constituting Junior Subordinated Debt payable to Foothill Group which are governed by paragraph 9 hereof. The Obligations are entitled to the benefits of said Loan Agreements as Superior Indebtedness.

                 9. The Obligations constitute and will constitute "Superior Indebtedness" within the meaning ascribed to that term in the Foothill Group Subordination Agreement and are entitled to the benefits of said Foothill Group Subordination Agreement as Superior Indebtedness.

                 10. Except as set forth in the financial statements referred to in Section 5.17 of the Agreement, to our current actual knowledge, there are no pending or threatened actions, suits, proceedings, or investigations against or affecting Foothill or any of its Subsidiaries which, if adversely decided, would have in the aggregate a Material Adverse Effect.

                 11.      Foothill is a wholly-owned Subsidiary of Foothill
Group.

                 12. While the issue is not free from doubt, we believe that Foothill should not be deemed to be an "Investment Company" or a company "controlled" by an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended (the

August 1, 1994
Page 4


"Investment Company Act"). The Investment Company Act was not intended to encompass entities whose primary business is that of Foothill. Commercial finance companies generally are exempted from the provisions of the Investment Company Act pursuant to one of more of the provisions thereof. It appears that
Section 3(c)(5)(B) of the Investment Company Act should exempt Foothill from such Act because Foothill is primarily engaged in "making loans to manufacturers, wholesalers, and retailers of, and the prospective purchasers of, specified merchandise, insurance, and services."

                 The Securities and Exchange Commission has narrowly interpreted Section 3(c)(5)(B) to refer solely to lenders which take only purchase money security interests. The Commercial Finance Association (formerly known as the National Commercial Finance Association), on behalf of the commercial finance industry, has requested the Securities and Exchange Commission to issue an interpretive release which would clarify that commercial finance companies are exempt from the Investment Company Act. To date, the Securities and Exchange Commission has not issued such release.

                 To the extent applicable, each of the opinions set forth above is subject to the following qualifications:

                            (i)      The performance by Foothill and the
                 enforceability against Foothill of the Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, equitable subordination, or other laws affecting creditors' rights generally.

                           (ii) The remedies of specific performance, injunction, and other forms of equitable relief may not be available as to certain of the provisions contained in the Agreement because they may be subject to certain equitable defenses and the discretion of the court before which the proceedings therefor may be brought, and enforceability thereof is subject to general principles of equity.

                 We do not express any opinion as to the laws of any jurisdiction other than the present federal laws of the United States of America, the present laws of the State of California, and the present judicial interpretation thereof and to the facts as they presently exist.

                 The opinions expressed herein are rendered to you as of the date hereof and are solely for the benefit of the Agent, the

August 1, 1994
Page 5


Issuing Bank and the Banks in connection with the above transactions and may not be relied on in any manner or for any purpose by any other person or entity or by you in any other context. This opinion may not be quoted, nor may copies hereof be furnished to any other person or entity without our prior written consent, except that you may furnish a copy hereof: (a) to your independent auditors and attorneys, (b) to any governmental agency or authority having regulatory jurisdiction over you, upon request therefor, (c) pursuant to order or legal process of any court or governmental agency or authority, or (d) in connection with any legal action to which you are a party arising out of the transactions referred to above.


                               Very truly yours,



                               Buchalter, Nemer, Fields & Younger

                                   EXHIBIT C

                       FORM OF ASSIGNMENT AND ACCEPTANCE


                 ASSIGNMENT AND ACCEPTANCE dated ____________, 19__ between ______________________________ (the "Assignor") and ____________________________
(the "Assignee").

                 PRELIMINARY STATEMENTS:

                 A. Reference is made to the Third Amended and Restated Letter of Credit and Guaranty Agreement dated as of August 1, 1994 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Letter of Credit Agreement") among Foothill Capital Corporation, a California corporation ("Foothill"), the banks parties thereto as the Banks thereunder, Union Bank, as Issuing Bank thereunder (the "Issuing Bank") and as agent (the "Agent") for the Banks and the Issuing Bank under the Letter of Credit Agreement. Terms defined in the Letter of Credit Agreement and not otherwise defined herein are used herein as therein defined.

                 B. This Assignment and Acceptance is made with reference to the following facts:

                          (i) The Assignor is a Bank under and as defined in the Letter of Credit Agreement and, as such, presently holds ____% of the rights and obligations of the Banks under the Letter of Credit Agreement.

                         (ii) As of the date hereof, the aggregate amount of the Letter of Credit Liability is $__________.

                        (iii) On the terms and conditions set forth below, the Assignor desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, as of the Effective Date (as defined below), that percentage (the "Assigned Percentage") of the Assignor's rights and obligations under the Letter of Credit Agreement which is equal to ____% of the rights and obligations of all the Banks under the Letter of Credit Agreement as of the Effective Date.

                 NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage of the Assignor's rights and obligations under the Letter of Credit Agreement (including, without limitation, the Assigned Percentage of the Assignor's participation in any Letters of Credit and Letter of Credit Liability outstanding on the Effective Date).

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Letter of Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Letter of Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Foothill or any Account Party or the performance or observance by Foothill or any Account Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

                 3. The Assignee (i) confirms that it has received a copy of the Letter of Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other Loan Documents or other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Letter of Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Letter of Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Letter of Credit Agreement are required to be performed by it as a Bank; [and] (v) specifies as its address for notices the address set forth beneath its name on the signature pages hereof [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Letter of Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].*

_______________

*If the Assignee is organized under the laws of a jurisdiction outside the United States.

                 4. Following the execution of this Assignment and Acceptance, the original hereof will be delivered to the Agent for approval, acceptance and recording by the Agent and, contemporaneously with such delivery, a copy hereof will be delivered to Foothill for its consent, acceptance and execution. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance thereof by the Agent, unless otherwise specified by the Agent.

                 5. Upon such approval, acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Letter of Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Letter of Credit Agreement.

                 6. Upon such approval, acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Letter of Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment, usage and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Letter of Credit Agreement for periods prior to the Effective Date directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of California.

                                 [NAME OF ASSIGNOR]


                                 By: ____________________________
                                     Name: ______________________
                                     Title: _____________________

                                 [NAME OF ASSIGNEE]


                                 By: ____________________________
                                     Name: ______________________
                                     Title: _____________________

                                 Bank Office
                                 (and address for notices):

                                 ________________________________
                                 ________________________________
                                 ________________________________


Accepted and approved this
____ day of __________, 19__

UNION BANK, as Agent


By: ____________________________
    Name: ______________________
    Title: _____________________


The Assignee is hereby consented to
this ____ day of __________, 19__


FOOTHILL CAPITAL CORPORATION


By: ____________________________
    Name: ______________________
    Title: _____________________

                                   SCHEDULE I

                    FOOTHILL CAPITAL CORPORATION SUBSIDIARY



FCC Holdings Limited, a California corporation, 100% owned by Foothill Capital Corporation

                                  SCHEDULE II

                         LOCATION OF BOOKS AND RECORDS



Foothill Capital Corporation

11111 Santa Monica Boulevard, Suite 1500
Los Angeles, California  90025

FCC Holdings Limited

11111 Santa Monica Boulevard, Suite 1500
Los Angeles, California  90025

                                  SCHEDULE III

                       INTERCOMPANY TAX ALLOCATION POLICY



It is the policy of The Foothill Group, Inc. to allocate its consolidated provision for Federal and State taxes among its subsidiaries, including Foothill Capital Corporation, as though it was operating separately. Deferred tax assets or liabilities that arise from differences between financial reporting and tax reporting are carried on the books of the subsidiary generating the difference. Since consolidated returns are filed by the consolidated group, all subsidiaries remit on an as paid or (quarterly) basis to The Foothill Group, Inc., their portion of the taxes due to the taxing authorities. The Foothill Group, Inc. in turn remits to the taxing authorities all taxes due for the consolidated group.





                                    III-1

                                  SCHEDULE IV

                      CERTAIN TRANSACTIONS WITH AFFILIATES



Foothill Capital Corporation presently co-invests in certain loan and investment transactions with The Foothill Group, Inc., Foothill Partners, L.P., Foothill Partners II, L.P., The Foothill Fund and Foothill Recovery Fund. Foothill Capital Corporation may co-invest in certain loan and investment transactions with Affiliates that may be organized in the future.

                                   SCHEDULE V

                             PERMITTED SENIOR DEBT

                                                                                         Amount Outstanding
                                                                                         as of May 31, 1994
                                                                                         ------------------
Commercial Paper Issued                                                                        $131,050,660

Bank Borrowings:

Notes Payable under Existing Loan Agreement
Other Bank Borrowings                                                                          $ 14,000,000

Total Bank Borrowings                                                                          $ 14,000,000

Senior Notes:

10.27% Senior Notes due June 1994                                                              $  5,000,000
Floating Rate Note due August 1994                                                                5,000,000
Floating Rate Note due August 1994                                                                5,000,000
 8.51% Senior Notes due January 1995                                                              5,000,000
 9.76% Senior Notes due April 1995                                                                1,000,000
10.35% Senior Notes due June 1995                                                                15,000,000
13.125% Senior Notes due November 1995                                                              500,000
 8.98% Senior Notes due January 1996                                                              5,000,000
10.10% Senior Notes due April 1996                                                                2,000,000
 5.54% Senior Notes due November 1996                                                            15,000,000
 6.77% Senior Notes due December 1996                                                             5,000,000
 9.44% Senior Notes due January 1997                                                              5,000,000
 5.89% Senior Notes due November 1997                                                             5,000,000
 7.31% Senior Notes due December 1997                                                            23,000,000
 6.23% Senior Notes due November 1998                                                            25,000,000
 9.25% Senior Notes due March 1999                                                               40,000,000
 9.80% Senior Notes due December 1999                                                            35,150,000
 7.93% Senior Notes due December 1999                                                            17,000,000
 6.56% Senior Notes due November 2000                                                            15,000,000
                                                                                               ------------

Total Senior Notes                                                                             $228,650,000

Accounts Payable and Accrued Liabilities                                                         11,063,916

Security Deposits                                                                                 5,385,970
                                                                                               ------------

Total Senior Liabilities                                                                       $390,150,546

Letters of Credit and Guarantees                                                                 42,882,473
                                                                                               ------------

Total Senior Indebtedness                                                                      $433,033,019

                                  SCHEDULE VI

                          PERMITTED SUBORDINATED DEBT


                                                                                     Amount Outstanding
                                                                                     as of May 31, 1994
                                                                                     ------------------
Senior Subordinated Notes:

13.625% Senior Subordinated Notes due November 1995                                      $   750,000
10.60% Senior Subordinated Notes due December 1999                                         3,425,000
11.26% Senior Subordinated Notes due April 2000                                            4,300,000
 8.93% Senior Subordinated Notes due December 2002                                         8,000,000
 7.46% Senior Subordinated Notes due November 2003                                        25,000,000
                                                                                         -----------

Total Senior Subordinated Notes                                                          $41,475,000

Junior Subordinated Notes:

11.82% Junior Subordinated Notes due December 1999                                       $ 4,300,000
12.26% Junior Subordinated Notes due April 2000                                            4,300,000
 9.93% Junior Subordinated Notes due December 2002                                         2,000,000
10.83% Junior Subordinated Notes due February 1998
         payable to Foothill Group                                                         4,000,000
12.50% Junior Subordinated Notes due October 1998
         payable to Foothill Group                                                         5,500,000
                                                                                         -----------

Total Junior Subordinated Notes                                                          $20,100.000
                                                                                         -----------

Total Subordinated Debt                                                                  $61,575,000



                                     VI-1